SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K/A
                                 Amendment No. 2

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

                                  December 31, 2004
                                  -----------------
                   Date of Report (Date of Earliest Event Reported)

                           AMERICAN LEISURE HOLDINGS, INC.

        Nevada                   333-48312                75-2877111
------------------------     -----------------     ---------------------------
(State of Incorporation)     (Commission File      (IRS Identification Number)
                                  Number)

 Park 80 Plaza East, Saddle Brook, NJ                         07663
------------------------------------------          --------------------------
(Address of Principal Executive Offices)                   (Zip Code)

                             (800) 546-9676 ext. 2076
                         ------------------------------
                          (Registrant's Telephone No.)

The name and address of the registrant has not changed since the date of the last report.

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e.4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

     This report on Form 8-K/A, Amendment No. 2 is being filed to include audited financial statements for Around The World Travel, Inc. as of December 31, 2004 and December 31, 2003 and proforma financial information as required by the Commission. The registrant acquired substantially all of the assets of Around The World Travel, Inc. on December 31, 2004, as discussed herein. This report includes management's discussion and analysis regarding the financial statements of Around The World Travel, Inc. This report also includes disclosure regarding the business, property and legal proceedings related to the acquired assets, which the registrant has previously disclosed in its filings with the Commission.

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On December 30, 2004, American Leisure Holdings, Inc. (the "Company"), American Leisure Equities Corporation (the "Purchaser") and Around The World Travel, Inc. (the "Seller" or "AWT") entered into an Asset Purchase Agreement (the "Purchase Agreement"), pursuant to which the Seller agreed to sell substantially all of its assets to the Purchaser. The transaction was consummated effective as of 11:59 p.m. on December 31, 2004. The Purchaser is a wholly owned subsidiary of the Company. The Seller has been engaged in the business of providing a variety of travel services to third parties under the name TraveLeaders ("TraveLeaders" or the "Business"). Certain sections of the Purchase Agreement were amended on March 31, 2005, as discussed in more detail below.

     Under the terms of the Purchase Agreement, as amended, the Seller conveyed to the Purchaser all of the assets necessary to operate the Business, including substantially all of the Seller's tangible and intangible assets.

     The purchase price for the assets transferred under the Purchase Agreement, as amended, is an amount equal to the fair value of the Business ($16 million, established by an unaffiliated investment-banking firm, calculated on a going concern basis) plus $1,500,000, for a total purchase price of $17.5 million. The Company believes that it has purchased those assets of AWT which will be profitable to the Company. The Company did not purchase assets of AWT which the Company believed would not be profitable.

     Under the original Purchase Agreement, the Purchaser was to pay the purchase price on or before June 30, 2005 through a combination of 1) the assumption of certain liabilities of the Seller 2) the forgiveness of certain cash advances made by the Company to the Seller; and 3) the issuance of shares by the Company of Series F preferred stock. The Purchase Agreement, as amended, changed the form of the consideration for the purchase price to a combination of
1) an issuance to Seller of a note payable in the amount of $8,483,330, 2) a reduction of certain amounts owed by the Seller to Purchaser in the amount of $4,774,619 and 3) the assumption of certain liabilities of the Seller in the amount of $4,242,051. The issuance of Series F preferred stock was retracted. During the first quarter of 2005, the Purchaser transferred to Seller doubtful receivables, pre-paids and security deposits that Purchaser had acquired pursuant to the Purchase Agreement to reduce the amount of the note payable. Purchaser also allowed Seller to retain an amount of accounts receivable that Purchaser had acquired, which further offset the note payable. The final balance due under the note payable as of June 30, 2005, after the offsets, was $6,356,740.

     The Purchase Agreement provides in Sections 9.1(e) that the Seller will indemnify the Purchaser from and against losses that may be made against the Purchaser arising out of or relating to:

-     any material breach, non-performance or non-compliance by the Seller;
-     any liabilities or obligations of the Seller;
- any claims asserted by any third party arising from the operation of the business prior to closing of the Purchase Agreement, including any claims asserted by the shareholders of Seller;
- any claims asserted by Seamless Technologies, Inc. arising from the consummation of the transactions contemplated by the Purchase Agreement, including, but not limited to, any claims based upon any alleged breach of the agreement known as the Seamless Litigation Funding Agreement; and
- any claims asserted by e-Traveleaders, Inc. arising from the transactions contemplated by the Purchase Agreement, including, but not limited to, any claims based upon any alleged breach by the Seller of any agreement with e-Traveleaders, Inc.

     The Seller and the Purchaser entered into a one-year Management Agreement beginning on January 1, 2005, under which the Seller manages the Business on behalf of the Purchaser in exchange for a monthly management fee equal to 10% of the earnings before interest, depreciation and amortization ("EBITDA"), as defined by the parties, of the Business. The Seller and the Purchaser also entered into a License Agreement, under which the Purchaser granted the Seller a non- exclusive license to use certain trade names and related intellectual property in connection with the performance of its duties under the Management Agreement. The License Agreement will expire on the earlier of the expiration of the Management Agreement or upon 10 days prior written notice of termination from the Purchaser to the Seller; provided that the Purchaser may suspend, cancel and revoke the License Agreement upon 24 hours hand delivered notice if the Purchaser discovers an inappropriate use of the license.

     Prior to the Purchase Agreement, the Company had acquired the following: 1) senior secured notes of AWT in the total amount of $22,600,000, subject to $5,000,000 of liabilities (the "Galileo Loans"), in exchange for 340,000 restricted shares of the Company's common stock; 2) 907,877 shares of Series A Preferred Stock of AWT (constituting approximately 51% of the issued and outstanding shares of such preferred stock) and certain debt obligations of Seller in exchange for 24,101 shares of newly designated Series E Convertible preferred stock of the Company and a promissory note in the principal amount of $1,698,340; 3) an option to purchase the membership interests of Around The World Holdings, LLC, which owns approximately 62% of the issued and outstanding common stock of AWT; 4) approximately 5% of the minority interests of the common and preferred stock of AWT; and 5) options to purchase approximately 27% of the common stock and an additional 42% of the preferred stock of AWT from minority shareholders of AWT.

ITEM 2.01     COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

     On December 31, 2004, the Purchaser acquired substantially all of the assets of AWT, as more fully described in Item 1.01. The Purchaser only assumed certain liabilities of AWT in the amount of $4,242,051. AWT has indemnified the Purchaser with respect to AWT's other liabilities, which other liabilities should not affect the Purchaser's or the Company's business. The Commission requires audited and proforma financial information regarding the Business, which financial information is included in "Item 9.01. Financial Information," below. Investors should be aware that the historical information regarding the Business as included in AWT's audited financial statements herein may not be indicative of future operating results of the Business now that the AWT assets have been acquired by the Purchaser. The purchase price of $17.5 million dollars was based on a valuation of the Business by an independent investment banking firm of $16 million plus $1.5 million. In addition to the assumption of $4,242,051 of AWT's liabilities, $4,774,619 of debt that AWT owed to the Company was forgiven and a promissory note in the amount of $8,483,330 was issued in favor of AWT for the purchase price. The final balance due under the note payable as of June 30, 2005, was $6,356,740. The Purchaser has the right to set-off any liabilities that the Purchaser or the Company may incur as a result of this acquisition.

DESCRIPTION OF BUSINESS

BUSINESS DEVELOPMENT
--------------------

     AWT was incorporated in 1977. Historically, AWT served South Florida as the Commercial Business Center for Carlson Wagonlit, a global travel management company. In December 1999, Around the World Holdings LLC (the "Parent" or "Holdings") acquired control of AWT from the former owners through a redemption of common stock followed by a recapitalization of AWT. AWT then began a plan to expand its operations through a series of acquisitions. AWT acquired two travel agencies in 1999 and twelve in 2000.

     On December 31, 2004, AWT sold a significant portion of its assets and certain liabilities to the Purchaser. When the sale was completed, AWT had no remaining operating assets although it does still possess the requisite intangible assets to conduct a travel enterprise. AWT will continue to operate the Business under the Management Agreement, but is also able to offer services to others as a travel agency. Under the terms of the Management Agreement, AWT will be paid a monthly management fee equal to 10% of the EBITDA of TraveLeaders.

     The disclosure provided in this Item 2.01, below, relates to TraveLeaders unless stated otherwise.

DESCRIPTION OF PRINCIPAL PRODUCTS AND SERVICES
----------------------------------------------

     TraveLeaders is a fully integrated travel services distribution business that provides comprehensive travel management services to its corporate customers, including making corporate travel reservations, organizing corporate meetings, events and retreats, and providing profiled service levels, financial and statistical reporting and supplier negotiations. TraveLeaders also provides services to leisure customers through a combination of in-house and external travel agents.

     TraveLeaders provides integrated solutions for managing corporate travel on a worldwide scale. It also offers corporate travel services on a local and regional level. Its corporate travel services provide clients with a complete suite of travel services that range from completely 'agent free' Internet booking tools to specialized expert travel agent guidance. TraveLeaders also provides private label websites that provide its corporate clients with an exclusive portal for corporate and leisure travel planning and booking. The corporate-clients range in size from companies with as few as two to three travelers to companies with several hundred travelers or more. TraveLeaders develops corporate travel policies, manages corporate travel programs and designs and develops information systems tailored for its clients. The benefits derived by the clients typically increase proportionately with the amount of spending, in that TraveLeaders can obtain direct benefits for the clients by negotiating favored terms with suppliers and provide the client with better management information regarding their spending patterns through active, involved account management and customized reporting capabilities.

     TraveLeaders provides vacation travel services using destination specialists who have first-hand knowledge of various destinations and the capability to handle a client's specific vacation travel needs. TraveLeaders helps its clients design and implement vacations suited to their particular needs and tries to do this in the most cost-efficient manner. TraveLeaders provides meeting, special event and incentive planning to corporate clients ranging from Fortune 500 companies with thousands of travelers to smaller companies with more modest meeting requirements. TraveLeaders plan events ranging in size from 10 to over 3,000 people. TraveLeaders has the capability to coordinate all aspects of a client's conference or event including servicing general travel needs, booking group airline tickets as well as meeting supervision and the production of all collateral needs. TraveLeaders' meeting, special event and incentive planning services include program development, promotion support, site selection, contract negotiations, registration and on-site management for corporate events in addition to fulfillment of travel service requirements. TraveLeaders also provides discount airline ticket and hotel programs.

DISTRIBUTION OF TRAVEL SERVICES
-------------------------------

     TraveLeaders has fourteen office locations including two large customer service operations in Coral Gables, Florida and Irvine, California and twelve branch offices.

     The branch offices provide several corporate and vacation travel services to clients. Most of the branch offices are primarily used by small companies as well as vacation travelers seeking expertise in domestic and international destinations.

     TraveLeaders operates thirty on-site offices located at corporate client premises, where it provides private label websites, customized trip planning, reservation and ticketing services to the employees of such corporate clients.

     TraveLeaders also maintains an online reservation and booking website at www.traveleaders.com. This website permits both corporate and vacation clients to book airline flights, hotel reservations, car rental reservations, cruises and vacation specials.

TRAVEL SERVICES INDUSTRY OVERVIEW
---------------------------------

     The travel services industry is made up of two broad categories, corporate business travel and individual leisure travel. According to preliminary estimates by the Travel Industry Association of America, Americans spent over $500 billion on domestic travel in 2004. TraveLeaders does the majority of their business in the corporate travel management category.

     Corporate travel management became prevalent largely as a result of the deregulation of the airline industry in 1978. Complex pricing strategies and airline rules and the elimination of previously available commission arrangements created an opportunity for travel management companies to assist corporate clients in optimizing the value of their travel expenditures.

     Travel is generally the second largest controllable expense, behind personnel, for most companies. Corporate travel management companies like TraveLeaders reduce travel expenses for their clients by creating and documenting travel policies, negotiating favorable pricing directly with travel suppliers, and streamlining the reservation process with customized profiles and client-selected technologies including on-line booking tools.

     The corporate travel management industry has changed significantly in the last ten years. Elimination of airline commissions drove the industry to fee-for-service arrangements, and rapid enhancements to technology allowed an expansion of service offerings to clients. Successfully servicing those clients requires significant technological, financial and operational resources, meaning that larger corporate travel management companies like TraveLeaders may have a competitive advantage. TraveLeaders' management believes the corporate travel management industry is undergoing a period of consolidation as a result and that a significant growth opportunity exists.

     The industry's role and capacity as a distribution channel, and its relationship with both clients and suppliers, is also undergoing significant change as a result of the Internet and other technological innovations.
TraveLeaders' management believes these innovations offer opportunities for corporate travel management companies to increase the efficiency of their distribution capacities and enhance services provided to travelers and management.

     The industry has faced numerous challenges since the September 11, 2001 terrorist attacks, including the decline in travel, volatility in the U.S. economy and continued geopolitical instability. These challenges, in part, led to bankruptcy filings by several major airlines, and along with more recent phenomena like rising fuel prices continue to cause other airlines to experience adverse economic pressure. These ongoing financial pressures are driving almost daily renovations in travel reservation economics and process, which in turn affects the traditional supplier-intermediary-corporation-traveler relationships.

COMPETITION IN THE TRAVEL INDUSTRY
----------------------------------

     The travel services industry is highly competitive. TraveLeaders competes with a large number of other providers of corporate and vacation travel services. Some of its competitors include multi-national corporations that have significantly greater resources than we have. These significantly larger competitors continue to expand their size, which may give them access to new products and more competitive pricing than TraveLeaders can offer. TraveLeaders also competes with Internet travel service providers and directly with travel suppliers including, airlines, cruise companies, hotels and car rental companies. TraveLeaders is faced with increasing use of the Internet by both business and vacation travelers to purchase products and services directly from travel suppliers that could result in bypassing TraveLeaders and similarly situated travel service providers similarly. To meet that competition, TraveLeaders has developed and will continue to develop business models to enable it to obtain a growing market share of the 'agent free' travel business. TraveLeaders also competes by bundling our products in competitively priced tour packages.

COPYRIGHTS, PATENTS, TRADEMARKS & LICENSES
------------------------------------------

     TraveLeaders does not own any patents, trademarks, copyrights or other forms of intellectual property.

NEED FOR GOVERNMENTAL APPROVAL AND THE EFFECTS OF REGULATIONS
-------------------------------------------------------------

     Most states in which TraveLeaders operates require a business license or a permit to sell travel services. TraveLeaders believes that it is current and in good standing in all jurisdictions which require such a license or permit.

EMPLOYEES
---------

     TraveLeaders does not have any employees. AWT has 274 employees and manages TraveLeaders on behalf of the Purchaser.

DESCRIPTION  OF  PROPERTY

     The Company's headquarters are located in Coral Gables, Florida. The building is leased by Around The World Travel, Inc., which occupies almost all of the 30,000 square feet of office space. TraveLeaders operates its customer service operations at this office and at a large office in Irvine, California. TraveLeaders also has twelve branch offices.

LEGAL PROCEEDINGS

     AWT has indemnified the Purchaser and the Company against any losses that it may incur in connection with the lawsuits discussed herein.

     In early May 2004, AWT filed a lawsuit in the Miami-Dade Florida Circuit Court against Seamless Technologies, Inc. and e-TraveLeaders, Inc. alleging breach of contract and seeking relief that includes monetary damages and termination of the contracts. They were granted leave to intervene as plaintiffs in the original lawsuits against Seamless and e-TraveLeaders. On June 28, 2004, the above named defendants brought suit against AWT and the Company in an action styled Seamless Technologies, Inc. et al. v. Keith St. Clair et al. This suit alleges that AWT has breached the contracts and also that the Company and AWT's Chief Executive Officer were complicit with certain officers and directors AWT in securing ownership of certain assets for the Company that were alleged to have been a business opportunity for AWT. This lawsuit involves allegations of fraud against Malcolm J. Wright. The lawsuit filed by Seamless has been abated and consolidated with the original lawsuit filed by AWT. In a related matter, Seamless' attorneys brought another action entitled Peter Hairston v. Keith St. Clair et al. This suit mimics the misappropriation of business opportunity claim, but it is framed within a shareholder derivative action. The relief sought against the Company includes monetary damages and litigation costs.

     On May 4, 2005, Simon Hassine, along with members of his family, filed a lawsuit against the Company and AWT in the Circuit Court of Dade County, Florida, Civil Division, Case Number 05-09137CA. The plaintiffs are the former majority shareholders of AWT and former owners of the assets of TraveLeaders. The plaintiffs allege that that they have not been paid for i) a subordinated promissory note in the principal amount of $3,550,000 plus interest on such note which they allege was issued to them by AWT in connection with their sale of 88% of the common stock of AWT; and ii) subordinated undistributed retained earnings and accrued bonuses in an aggregate amount of $1,108,806 which they allege were due to them as part of the sale. The plaintiffs allege that the note was issued to them net of $450,000 of preferred stock of AWT that they further allege they never received. The plaintiffs also allege that in December 2004 they entered into a settlement agreement with the Company regarding these matters. The plaintiffs are pursuing a claim of breach of the alleged settlement agreement with damages in excess of $1,000,000, interest and costs as well as performance under the alleged settlement agreement or, in the alternative, a declaratory judgment that the promissory note, undistributed retained earnings and accrued bonuses are not subordinated to the Galileo Debt and full payment of the promissory note, undistributed retained earnings and accrued bonuses plus prejudgment interest, stated interest on the note, costs and reasonable attorney's fees. The plaintiffs are also pursuing a claim for breach of contract regarding the preferred stock of AWT and seeking $450,000 plus interest, costs and reasonable attorney's fees. The plaintiffs are also pursuing claims of fraudulent transfer regarding our acquisition of interests in the debt and equity of AWT and seeking unspecified amounts. The Company intends to vigorously defend the lawsuit. The Company has authorized its counsel to file various motions including a motion to dismiss the complaint in its entirety as against the Company and Malcolm J. Wright due to the failure by the plaintiffs to comply with a provision in the underlying document that grants exclusive jurisdiction to the courts located in Cook County, Illinois.

     In the ordinary course of business, TraveLeaders may from time to time become subject to routine litigation or administrative proceedings that are incidental to its business.

MANAGEMENT'S DISCUSSION AND ANALYSIS

     THIS  REPORT  CONTAINS  FORWARD  LOOKING  STATEMENTS  WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THE ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE SET FORTH IN THE FORWARD LOOKING STATEMENTS AS A RESULT OF THE RISKS SET FORTH IN THE FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, GENERAL ECONOMIC CONDITIONS, AND CHANGES IN THE ASSUMPTIONS USED IN MAKING SUCH FORWARD LOOKING STATEMENTS.

CRITICAL  ACCOUNTING  ESTIMATES
-------------------------------

     This discussion and analysis of AWT's financial condition and results of operations is based upon the its financial statements, which have been prepared in accordance with accounting principals generally accepted in the United States. The preparation of these financial statements requires AWT to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates if our assumptions do not materialize or conditions affecting those assumptions change. For a detailed discussion of AWT's significant accounting policies, see Note 1, Organization and Summary of Significant Accounting Policies, to the Notes to AWT's audited financial statements included in "Item 9.01. Financial Statements and Exhibits."

     The Registrant believes the following critical accounting policies affect more significant judgments and estimates relating to TraveLeaders on a going forward basis:

Revenue Recognition
--------------------

     TraveLeaders' revenues consist primarily of commissions and service fees charged to customers. Commission revenue are recorded when earned, which for up front airline commissions is at the time a reservation is ticketed. For cruise and tour bookings, commission revenue is recognized when the customer is no longer entitled to a full refund of the cost of the cruise or tour, which is generally 45 to 90 days prior to the travel date. Hotel and auto reservation commission income is recorded at the time the customer completes their stay or use of the service provided. Airline override commissions are recorded on an accrual basis in the month they are earned based upon TraveLeaders' ticket sales in excess of required thresholds.

     TraveLeaders also organizes corporate meetings and group events and receives deposits from the customers in advance of the event. The deposits are deferred and reduced as payments are made to hotels, tour operators and other service providers. Any commission earned on this business is recognized at the time the event occurs.

     Revenues and expenses from TraveLeaders are not included in the Company's results as the same are borne by AWT. The Company recognizes as revenue only the net operating results of TraveLeaders after deducting the management fee paid to AWT of 10% of TraveLeaders' EBITDA.

Concentration of Credit Risk
----------------------------

     TraveLeaders operates in the travel industry and derives approximately 70% of its revenue from business travel and 30% from leisure travelers. Any event that adversely impacts the travel industry as a whole, would adversely impact TraveLeaders. For example, the terrorist attacks of September 11, 2001 and the subsequent SARS outbreak in 2002 - 2003 were significant events, which adversely impacted TraveLeaders and the travel industry as a whole.

     During the year ended December 31, 2004, no single customer represented approximately more than 10% of net travel commissions and fees. Net travel commissions and fees from TraveLeaders' largest customer were approximately $767,000 or 3.8%.

     Financial instruments that potentially subject TraveLeaders to concentrations of credit risk consist principally of trade accounts receivable. Trade accounts receivable are from travel vendors, hotels, corporate customers and travel agents. These receivables are generally diversified due to the large number of entities comprising TraveLeaders' customer base. Receivables from airlines for override commissions are primarily due from two major airlines. TraveLeaders performs ongoing evaluations of amounts due from customers where appropriate and provides a reserve for managements' best estimate of amounts that will not be realized.

RESULTS OF OPERATIONS OF AWT
----------------------------

     Investors should be aware that the historical information regarding the Business as discussed below may not be indicative of future operating results of TraveLeaders now that a significant portion of the assets have been acquired by the Purchaser. Since January 2005, the purchaser has been reviewing the trading practices of TraveLeaders with a view to streamlining its operations and increasing its profit margins as compared with prior years. Significant cost savings have been implemented and new and innovative ways of distributing its products to its client bases are currently being implemented.

Fiscal  Year Ended December 31, 2004 compared to Fiscal Year Ended December
---------------------------------------------------------------------------
31, 2003
--------


     Net travel commissions and fees decreased $207,475, or 1%, to $20,306,773 for the fiscal year ended December 31, 2004, as compared to net travel commissions and fees of $20,514,248 for the fiscal year ended December 31, 2003. The decrease in net travel commissions and fees was primarily attributable to pricing changes to meet market competition.

     Personnel expense increased $115,160, or just under 1%, to $14,989,862 for the fiscal year ended December 31, 2004, as compared to personnel expense of $14,874,702 for the fiscal year ended December 31, 2003. The increase in personnel expense was primarily attributable to hiring additional personnel in anticipation of increases in business volume.

     Facilities expense decreased $271,666, or 11%, to $2,198,411 for the fiscal year ended December 31, 2004, as compared to facilities expense of $14,874,702 for the fiscal year ended December 31, 2003. The decrease in facilities expense was primarily attributable to closing two offices and subletting excess space.

     Technology and communication expense increased $261,761, or 12%, to $2,430,699 for the fiscal year ended December 31, 2004, as compared to technology and communication expense of $2,168,938 for the fiscal year ended December 31, 2003. The increase in technology and communication expense was primarily attributable to investments into expanding TraveLeaders' commitment to technology as well as incremental usage of other communication platforms.

     Marketing and promotion expense increased $145,081, or 44%, to $475,263 for the fiscal year ended December 31, 2004, as compared to marketing and promotion expense of $330,182 for the fiscal year ended December 31, 2003. The increase in marketing and promotion expense was primarily attributable to effort to increase presence and exposure on web search engines.

     Other general and administrative expense increased $547,723, or 23%, to $2,950,851 for the fiscal year ended December 31, 2004, as compared to other general and administrative expense of $2,403,128 for the fiscal year ended December 31, 2003. The increase in other general and administrative expense was primarily attributable to the increase in personnel, which had a direct relationship to increases in overhead such as supplies.

     Depreciation expense decreased $31,999, or 11%, to $249,266 for the fiscal year ended December 31, 2004, as compared to other depreciation expense of $281,265 for the fiscal year ended December 31, 2003. The decrease in depreciation expenses was primarily attributable to assets becoming fully depreciated and the retirement of assets.

     Loss from operations increased $973,535, or 48%, to $2,987,579 for the fiscal year ended December 31, 2004, as compared to a loss from operations of $2,014,044 for the fiscal year ended December 31, 2003. The increase in loss from operations was primarily due to the decrease in net travel commissions and fees and the increases in personnel expense, technology and communication expense, marketing and promotion expense and other general and administrative expense.

     AWT  had  total  other  income  of  $11,112,201  for  the fiscal year ended
December 31, 2004, as compared to total other expense of $3,250,669 for the fiscal year ended December 31, 2003. The change from total other expense to total other income was primarily due to a gain on sale of assets of $12,929,493 and debt forgiveness income of $2,238,658 for the fiscal year ended December 31, 2004. AWT did not have these items of other income for the fiscal year ended December 2003. Interest expense increased $766,597, or 25%, and net other expense increased $38,684, or 26%, to $3,865,991 and $189,959, respectively, for the fiscal year ended December 31, 2004, as compared to interest expense of $3,099,394 and net other expense of $151,275 for the fiscal year ended December 31, 2005, which partially offset the items of other income.

     AWT had net income of $8,124,622 for the fiscal year ended December 31, 2004, as compared to net loss of $5,264,713 for the fiscal year ended December 31, 2003. The change from net loss to net income is primarily attributable to the gain on sale of assets and debt forgiveness income, discussed above.

     AWT had an accumulated deficit of $51,291,529 as of December 31, 2004.

LIQUIDITY AND CAPITAL RESOURCES OF AWT
--------------------------------------

     Investors should be aware that the historical information regarding the Business as discussed below may not be indicative of future operating results of TraveLeaders now that a significant portion of the assets have been acquired by the Purchaser.

     AWT had total current assets of $91,805 as of December 31, 2004, which consisted solely of other current assets following the sale of substantially all of its assets to the Purchaser.

     AWT had total current liabilities of $40,628,310 as of December 31, 2004, which consisted of notes and advances from the Company of $18,761,262, accrued interest expense of $9,245,018, current portion of long-term debt of $6,065,316, loans due to Parent and officers of $2,600,331, other accrued expenses of $2,549,738, accounts payable of $782,664 and accrued payroll and benefits of $623,981.

     AWT had negative net working capital of $40,536,505 as of December 31, 2004. The ratio of total current assets to total current liabilities was less than 1% as of December 31, 2004, following the sale of substantially all of the assets to the Purchaser.

     Net cash used in operating activities was $4,087,292 for the fiscal year ended December 31, 2004, as compared to net cash used in operating activities of $1,991,543 for the fiscal year ended December 31, 2003. Net cash used in operating activities for 2004 was primarily attributable to an adjustment of $12,929,493 for gain on sale of assets to the Company and $2,238,658 for non cash debt forgiveness income, which offset net income of $8,124,622 and an increase in accrued interest expense of $3,260,222.

     Net cash used in investing activities was $889,380 for the fiscal year ended December 31, 2004, as compared to net cash used in investing activities of $79,333 for the fiscal year ended December 31, 2003. Net cash used in investing activities for 2004 was attributable to cash given in sale of assets to the Company of $767,292 and purchases of property and equipment of $122,088.

     Net cash used in financing activities was $3,553,641 for the fiscal year ended December 31, 2004, as compared to net cash used in financing activities of $3,116,404 for the fiscal year ended December 31, 2003. Net cash used in financing activities for 2004 primarily attributable to promissory note advances from the Company of $4,515,067 and borrowings from Parent and officers of $6,010 which were offset by repayments of third party debt of $517,020, repayment of borrowings from Parent and officer of $172,837, net change in other due to/from the Company of $177,579 and repayments to the Company of $100,000.

RISK FACTORS

     For purposes of these risk factors, and except as expressly indicated or unless the context otherwise requires, "we," "our," or "us" means American Leisure Holdings, Inc. and its subsidiaries.

Risks related to our acquisition of the assets of AWT

We  have  been, and in the future we could be, included in lawsuits or otherwise
--------------------------------------------------------------------------------
obligated to pay liabilities of AWT that we did not assume.
-----------------------------------------------------------

     It is possible that we will be named or included in lawsuits related to liabilities or obligations of AWT that we did not assume. AWT has agreed to indemnify us pursuant to the Purchase Agreement. If we are named in these lawsuits, even though AWT has agreed to indemnify us, it could have a material adverse effect on our liquidity, results of operations or financial condition.

Risks related to the business operations of TraveLeaders

TraveLeaders'  commissions  and  fees  on  contracts  with  suppliers  of travel
--------------------------------------------------------------------------------
services  may  be  reduced  or  these  contracts may be cancelled at will by the
--------------------------------------------------------------------------------
suppliers  based  on the volume of business, which could have a material adverse
--------------------------------------------------------------------------------
effect on TraveLeaders' business, financial condition or results of operations.
-------------------------------------------------------------------------------

     Suppliers of travel services including airline, hotel, cruise, tour and car rental suppliers may reduce the commissions and fees that TraveLeaders earns under contract with them based on the volume of business that TraveLeaders generates for them. These contracts generally renew annually and in some cases may be cancelled at will by the suppliers. If TraveLeaders cannot maintain its volume of business, the suppliers could contract with TraveLeaders on terms less favorable than the current terms of the contracts or the terms of their contracts with competitors of TraveLeaders, exclude TraveLeaders from the products and services that they provide to its competitors, refuse to renew contracts with TraveLeaders, or, in some cases, cancel their contracts with TraveLeaders at will. In addition, the suppliers may not continue to sell services and products through global distribution systems on terms satisfactory to TraveLeaders. If TraveLeaders is unable to maintain or expand its volume of business, its ability to offer travel service or lower-priced travel inventory could be significantly reduced. Any discontinuance or deterioration in the services provided by third parties, such as global distribution systems providers, could prevent customers from accessing or purchasing particular travel services through TraveLeaders. If these suppliers were to cancel or refuse to renew contracts with TraveLeaders or renew them on less favorable terms, it could have a material adverse effect on the business, financial condition or results of operations of TraveLeaders.

The  suppliers  of travel services could reduce or eliminate commission rates on
--------------------------------------------------------------------------------
bookings  made  through TraveLeaders by phone and over the Internet, which could
--------------------------------------------------------------------------------
reduce revenues.
----------------

     TraveLeaders receives commissions paid to it by travel suppliers such as hotel chains and cruise companies for bookings that its customers make through TraveLeaders by phone and over the Internet. Consistent with industry practices, the suppliers are not obligated by regulation to pay any specified commission rates for bookings made through TraveLeaders or to pay commissions at all. Over the last several years, travel suppliers have substantially reduced commission rates. The travel suppliers have reduced TraveLeaders' commission rates in certain instances. Future reductions, if any, in commission rates that are not offset by lower operating costs could have a material adverse effect on the business and results of operations of TraveLeaders.

Declines or disruptions in the travel industry could significantly reduce travel
--------------------------------------------------------------------------------
commissions and fees.
---------------------

     Potential declines or disruptions in the travel industry may result from any one or more of the following factors:

     - price escalation in the airline industry or other travel related industries;
     -     airline or other travel related strikes;
     -     political instability, war and hostilities;
     -     long term bad weather;
     -     fuel price escalation;
     -     increased occurrence of travel-related accidents; and
     -     economic downturns and recessions.

Travel  revenues  may  fluctuate  from quarter to quarter due to several factors
--------------------------------------------------------------------------------
including  ones  that  are  outside  of  the control of TraveLeaders, and if the
--------------------------------------------------------------------------------
revenues  are  below expectations it would likely have a material adverse effect
--------------------------------------------------------------------------------
on the results of operations of TraveLeaders.
---------------------------------------------

     We may experience fluctuating revenues because of a variety of factors, many of which are outside of our control. These factors may include, but are not limited to, the timing of new contracts; reductions or other modifications in our clients' marketing and sales strategies; the timing of new product or service offerings; the expiration or termination of existing contracts or the reduction in existing programs; the timing of increased expenses incurred to obtain and support new business; changes in the revenue mix among our various service offerings; labor strikes and slowdowns at airlines or other travel businesses; and the seasonal pattern of TraveLeaders' business. In addition, we make decisions regarding staffing levels, investments and other operating expenditures based on our revenue forecasts. If our revenues are below expectations in any given quarter, our operating results for that quarter would likely be materially adversely affected.

Contracts with clients do not guarantee that TraveLeaders will receive a minimum
--------------------------------------------------------------------------------
level  of  revenue, are not exclusive, and may be terminated on relatively short
--------------------------------------------------------------------------------
notice.
-------

     Contracts with clients do not ensure that TraveLeaders will generate a minimum level of revenue, and the profitability of each client may fluctuate, sometimes significantly, throughout the various stages of the sales cycles. Although TraveLeaders will seek to enter into multi-year contracts with its clients, its contracts generally enable the client to terminate the contract, or terminate or reduce customer interaction volumes, on relatively short notice. Although some contracts require the client to pay a contractually agreed amount in the event of early termination, there can be no assurance that TraveLeaders will be able to collect such amount or that such amount, if received, will sufficiently compensate TraveLeaders for its investment in any canceled sales campaign or for the revenues it may lose as a result of the early termination. If TraveLeaders does not generate minimum levels of revenue from its contracts or its clients terminate the multi-year contracts, it will have a material adverse effect on the business, results of operation and financial condition of TraveLeaders.

We  receive  contractually set service fees and have limited ability to increase
--------------------------------------------------------------------------------
our fees to meet increasing costs.
----------------------------------

     Most of our travel contracts have set service fees that we may not increase if, for instance, certain costs or price indices increase. For the minority of our contracts that allow us to increase our service fees based upon increases in cost or price indices, these increases may not fully compensate us for increases in labor and other costs incurred in providing the services. If our costs increase and we cannot, in turn, increase our service fees or we have to decrease our service fees because we do not achieve defined performance objectives, it will have a material adverse effect on our business, results of operations and financial condition.

The  travel  industry  is  labor  intensive  and  increases  in the costs of our
--------------------------------------------------------------------------------
employees  could  have  a  material adverse effect on our business, liquidity or
--------------------------------------------------------------------------------
results of operations.
----------------------

     The travel industry is labor intensive and has experienced high personnel turnover. A significant increase in our personnel turnover rate could increase our recruiting and training costs and decrease operating effectiveness and productivity. If we obtain a significant number of new clients or implement a significant number of new, large-scale campaigns, we may need to recruit, hire and train qualified personnel at an accelerated rate, but we may be unable to do so. Because significant portions of our operating costs relate to labor costs, an increase in wages, costs of employee benefits, employment taxes or other costs associated with our employees could have a material adverse effect on our business, results of operations or financial condition.

Our  industry  is subject to intense competition and competitive pressures could
--------------------------------------------------------------------------------
adversely affect our business, results of operations and financial condition.
-----------------------------------------------------------------------------

     We believe that the market in which we operate is fragmented and highly competitive and that competition may intensify in the future. We compete with small firms offering specific applications, divisions of large entities, large independent firms and the in-house operations of clients or potential clients. A number of competitors have or may develop greater capabilities and resources than us. Additional competitors with greater resources than us may enter our market. Competitive pressures from current or future competitors could cause our services to lose market acceptance or result in significant price erosion, all of which could have a material adverse effect upon our business, results of operations or financial condition.

ITEM  3.03     MATERIAL  MODIFICATION  TO  RIGHTS  OF  SECURITY  HOLDERS

     On December 30, 2004, the Company's Board of Directors authorized a new class of preferred stock of the Company designated as Series F preferred stock. A total of 150,000 shares were authorized in this new class. The Series F preferred stock has a par value of $0.01 per share, a liquidation value of $100.00 per share and can be converted at the option of the holder into a maximum of two shares of the Company's common stock for each share of Series F preferred stock. The Series F preferred stock will carry a cumulative preferred dividend of one dollar ($1.00) per share per year.

     On December 30, 2004, in conjunction with the Purchase Agreement, the Company made a commitment to issue an amount of shares of Series F preferred stock to Around The World Travel, Inc., as part of the consideration for the assets acquired by the Purchaser pursuant to the Purchase Agreement. Pursuant to the Amended Asset Purchase Agreement, the Company is not issuing any shares of Series F preferred stock in consideration for the assets.

     The Company has filed a Certificate of Designation of Series F preferred stock with the Nevada Secretary of State. The Certificate of Designation was attached as Exhibit 3.1 to our Form 8-K filed on January 6, 2005.

ITEM  9.01     FINANCIAL  STATEMENTS  AND  EXHIBITS

     (a)  Financial  Statements  of  AWT
          ------------------------------

                          AROUND THE WORLD TRAVEL, INC.


                              Financial Statements

                           December 31, 2004 and 2003

                          AROUND THE WORLD TRAVEL, INC.

CONTENTS:
---------


REPORT OF INDPENDENT CERTIFIED PUBLIC ACCOUNTANTS                      1

FINANCIAL  STATEMENTS:

Balance Sheets                                                     2 - 3

Statements of Operations                                               4

Statements of Stockholders' Deficit                                    5

Statements of Cash Flows                                           6 - 7

Notes to Financial Statements                                     8 - 36


                AROUND THE WORLD TRAVEL, INC.
                -----------------------------
                       Balance Sheets
                        December 31,


ASSETS                                      2004       2003
--------------------------------------------------------------
CURRENT ASSETS
  Cash                                     $     -  $1,423,031
  Accounts receivable, net                       -     936,537
  Prepaid expenses                               -     868,649
  Other current assets                      91,805     477,031
                                           -------  ----------

TOTAL CURRENT ASSETS                        91,805   3,705,248

EQUIPMENT AND LEASEHOLD IMPROVEMENTS, net        -     528,255

DEPOSITS AND OTHER ASSETS                        -     274,175
                                           -------  ----------
     TOTAL ASSETS                          $91,805  $4,507,678
                                           =======  ==========

The accompanying notes are an integral part of these financial statements.


                                 AROUND THE WORLD TRAVEL, INC.
                                 -----------------------------
                                  Balance Sheets (Continued)
                                         December 31,


LIABILITIES AND STOCKHOLDERS' DEFICIT                                2004            2003
---------------------------------------------------------------------------------------------
CURRENT LIABILITIES
  Accounts payable                                               $    782,664   $  1,391,111
  Accrued payroll and benefits                                        623,981        640,910
  Customer deposits                                                         -      3,340,941
  Accrued interest expense                                          9,245,018      8,376,426
  Other accrued expenses                                            2,549,738      5,564,476
  Due to Parent and officers                                        2,600,331      2,862,158
  Notes and advances from American Leisure Holdings, Inc.          18,761,262              -
  Current portion of long-term debt                                 6,065,316     30,340,960
                                                                 -------------  -------------

TOTAL CURRENT LIABILITIES                                          40,628,310     52,516,982
                                                                 -------------  -------------

DEFERRED REVENUE AND RENT                                           1,189,203      1,441,026

COMMITMENTS AND CONTINGENCIES (Notes 9 and 10)

STOCKHOLDERS' DEFICIT:
  Preferred stock, $.001 par value, 80,000,000 shares
    authorized; none issued or outstanding                                  -              -
  Series A Preferred stock, $.001 par value; 20,000,000 shares authorized; 2,176,377 shares issued and outstanding;
    liquidation preference of $10,881,885                               2,176          2,176
  Common stock, $.001 par value; 300,000,000 shares
        authorized; 49,980,778 shares issued                           49,981         49,981
  Additional paid-in-capital                                       22,151,664     22,151,664
  Accumulated deficit                                             (51,291,529)   (59,416,151)
  Treasury stock - 17,920,000 and 17,600,000 shares
     as of December 31, 2004 and 2003                             (12,638,000)   (12,238,000)
                                                                 -------------  -------------

TOTAL STOCKHOLDERS' DEFICIT                                       (41,725,708)   (49,450,330)
                                                                 -------------  -------------

TOTAL LIABILITIES AND
 STOCKHOLDERS' DEFICIT                                           $     91,805   $  4,507,678
                                                                 =============  =============

The accompanying notes are an integral part of these financial statements.


                  AROUND THE WORLD TRAVEL, INC.
                  -----------------------------
                    Statements of Operations
                    Years ended December 31,


                                         2004          2003
---------------------------------------------------------------
TRAVEL COMMISSIONS AND FEES, Net     $20,306,773   $20,514,248
                                     ------------  ------------

OPERATING EXPENSES
  Personnel                           14,989,862    14,874,702
  Facilities                           2,198,411     2,470,077
  Technology and communication         2,430,699     2,168,938
  Marketing and promotion                475,263       330,182
  Other general and administrative     2,950,851     2,403,128
  Depreciation                           249,266       281,265
                                     ------------  ------------

                                      23,294,352    22,528,292
                                     ------------  ------------

LOSS FROM OPERATIONS                  (2,987,579)   (2,014,044)
                                     ------------  ------------

OTHER INCOME (EXPENSE):
  Interest expense                    (3,865,991)   (3,099,394)
  Debt forgiveness income              2,238,658             -
  Gain on sale of assets              12,929,493             -
  Other expense, net                    (189,959)     (151,275)
                                     ------------  ------------

TOTAL OTHER INCOME (EXPENSE)          11,112,201    (3,250,669)
                                     ------------  ------------

NET INCOME (LOSS)                    $ 8,124,622   $(5,264,713)
                                     ============  ============

The accompanying notes are an integral part of these financial statements.


                                               AROUND THE WORLD TRAVEL, INC.
                                               -----------------------------
                                            Statements of Stockholders' Deficit
                                           Years ended December 31, 2004 and 2003


                                                                        Additional
                                Preferred Stock       Common  Stock       Paid-in     Accumulated     Treasury
                                Shares    Amount     Shares    Amount     Capital       Deficit         Stock         Total
                               ---------  -------  ----------  -------  -----------  -------------  -------------  -------------
BALANCE - JANUARY 1, 2003      2,109,077  $ 2,109  46,174,637  $46,175  $21,502,661  $(54,151,438)  $(12,238,000)  $(44,838,493)

Shares issued for acquisition
  holdbacks                       67,300       67      68,675       69      393,364             -              -        393,500

Shares issued for services             -        -      21,295       21        9,355             -              -          9,376

Shares of common stock sold            -        -   3,716,171    3,716      246,284             -              -        250,000

Net loss                               -        -           -        -            -    (5,264,713)             -     (5,264,713)
                               ---------  -------  ----------  -------  -----------  -------------  -------------  -------------

BALANCE - DECEMBER 31, 2003    2,176,377    2,176  49,980,778   49,981   22,151,664   (59,416,151)   (12,238,000)   (49,450,330)

Shares repurchased for note
  payable                              -        -           -        -            -             -       (400,000)      (400,000)

Net income                             -        -           -        -            -     8,124,622              -      8,124,622
                               ---------  -------  ----------  -------  -----------  -------------  -------------  -------------

BALANCE - DECEMBER 31, 2004    2,176,377  $ 2,176  49,980,778  $49,981  $22,151,664  $(51,291,529)  $(12,638,000)  $(41,725,708)
                               =========  =======  ==========  =======  ===========  =============  =============  =============

The accompanying notes are an integral part of these financial statements.


                          AROUND THE WORLD TRAVEL, INC.
                          -----------------------------
                             Statements of Cash Flows
                             Years ended December 31,


                                                          2004           2003
---------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:

 Net income (loss)                                    $  8,124,622   $(5,264,713)
 Adjustments to reconcile net income (loss) to cash
  used in operating activities:
  Depreciation                                             249,266       281,265
  Bad debt expense                                         221,262        19,071
  Issuance of common stock for management services               -         9,376
  Non cash debt forgiveness income                      (2,238,658)            -
  Amortization of deferred financing cost with ALH         614,129             -
  Gain on sale of assets to ALH                        (12,929,493)            -
Changes in assets and liabilities:
  Accounts receivable                                     (315,717)      333,040
  Prepaid expenses                                          59,800       (16,250)
  Other current assets                                     (52,242)     (339,387)
  Other assets                                                   -      (109,244)
  Accounts payable                                          70,745      (165,112)
  Customer deposits                                       (588,406)    1,478,819
  Accrued interest expense                               3,260,222     2,949,023
  Accrued payroll and benefits                             213,400      (248,099)
  Deferred revenue and rent                               (251,823)     (177,937)
  Other accrued expenses                                  (524,399)     (741,395)
                                                      -------------  ------------

  NET CASH USED IN OPERATING ACTIVITIES                 (4,087,292)   (1,991,543)
                                                      -------------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash given in sale of assets to ALH                     (767,292)            -
  Purchases of property and equipment                     (122,088)      (79,333)
                                                      -------------  ------------

  NET CASH USED IN INVESTING ACTIVITIES                   (889,380)      (79,333)
                                                      -------------  ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from sale of common stock                             -       250,000
  Promissory note advances from ALH                      4,515,067             -
  Repayments to ALH                                       (100,000)            -
  Net change in other due to / from ALH                   (177,579)            -
  Proceeds from third party debt                                 -     1,545,797
  Repayments of third party debt                          (517,020)     (332,818)
  Borrowings from Parent and officers                        6,010     2,502,286
  Repayment of borrowings from Parent and officer         (172,837)     (848,861)
                                                      -------------  ------------

  NET CASH PROVIDED BY FINANCING ACTIVITIES              3,553,641     3,116,404
                                                      -------------  ------------

NET INCREASE (DECREASE) IN CASH                         (1,423,031)    1,045,528

CASH, BEGINNING OF PERIOD                                1,423,031       377,503
                                                      -------------  ------------

CASH, END OF PERIOD                                   $          -   $ 1,423,031
                                                      =============  ============

The accompanying notes are an integral part of these financial statements.

                          AROUND THE WORLD TRAVEL, INC.
                          -----------------------------
                      Statements of Cash Flows (Continued)
                            Years ended December 31,

                                                   2004    2003
-----------------------------------------------------------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
 Income taxes paid                                 $   -  $     -
                                                   =====  =======
 Interest paid                                     $   -  $65,730
                                                   =====  =======


SUPPLEMENTAL  DISCLOSURE  OF  NONCASH  INVESTING  AND  FINANCING  ACTIVITIES:

In 2003, the Company issued 67,300 shares of preferred stock valued at $5.00 per share and 68,675 shares of common stock valued at $0.83 per share to former owners of an acquired business in satisfaction of acquisition holdbacks due.

In 2002, the Company received $2.82 million of financing from a third party which was funded through the Parent and a company (Seaway) controlled by a business associate of the Company's chairman and chief executive officer. As of December 31, 2002, a total of $1,113,868 was due from the Parent and Seaway for debt on which the Company was primarily liable. In 2003, the Company collected $825,871 of this amount from Seaway. $4,388 remained due from Seaway at December 31, 2003 and 2004. In 2003, the remaining amount due from Parent of $283,610 was applied against advances due to Parent.

In 2004, the Company entered into a formal settlement of certain litigation between the former owners of an acquired business, the Parent and the Company's chairman and chief executive officer. In connection with the settlement, $36,000 of deferred compensation due the former owners was reclassified to debt.

In 2004, the Company negotiated a settlement of amounts due to the former owners of an acquired business. As part of the settlement, the Company issued a $400,000 note to repurchase 320,000 shares of common stock from the former owners. The Company also entered into a new combined promissory note totaling $1,698,340 which replaced prior amounts due to the former owners. Upon execution of the note, $235,069 of accrued interest due these former owners was transferred to the principal balance of the new note.

During 2004, the Company received cash advances from ALH under two promissory notes dated September 29, 2004. In connection with obtaining this financing, ALH incurred certain costs and issued or modified warrants to purchase shares of ALH common stock granted to a financial institution. ALH allocated these debt related costs totaling $2,410,482 (including $2,023,660 representing the fair value of ALH warrants) to the Company. These costs were capitalized in the accompanying 2004 balance sheet as deferred financing costs and were being amortized to interest expense over the one year term of the notes. During 2004, $614,129 was amortized to interest expense. On December 31, 2004, following the sale to ALH, the remaining unamortized balance of $1,796,306 was written off (Note 1).

During 2004, ALH acquired certain indebtedness of the Company from a third party. The outstanding principal amount of this debt was $18,761,262 and accrued interest on the debt at December 31, 2004 was approximately $6,601,000. The outstanding principal amount was reclassified to notes and advances from American Leisure Holdings, Inc. in the accompanying 2004 balance sheet.

In February 2005, an outstanding legal matter in which the Company and certain officers were defendants was settled for $100,000. The Company's chairman and chief executive has agreed to indemnify the Company for $75,000 of the settlement. ALH has agreed to indemnify the Company for the other $25,000. The accompanying balance sheet as of December 31, 2004 includes $100,000 of accrued legal expenses, a $25,000 due from ALH included in other assets and $75,000 due from the chairman and chief executive officer which has been applied to the balance of due to Parent.

On December 31, 2004, the Company sold substantially all of its operating assets in exchange for assumption of liabilities by the purchaser and shares of a series of preferred stock issued by the Purchaser. See Note 1.



The accompanying notes are an integral part of these financial statements.

                          AROUND THE WORLD TRAVEL, INC.
                          -----------------------------
                          Notes to Financial Statements
                     Years ended December 31, 2004 and 2003


NOTE  1.     ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

ORGANIZATION

Around The World Travel, Inc. d/b/a Traveleaders ("Around the World Travel", "ATW" or the "Company") was incorporated in 1977. Historically, the Company served South Florida as the Commercial Business Center for Carlson Wagonlit, a global travel management company. In December 1999, Around the World Holdings LLC (the "Parent" or "Holdings") acquired control of the Company from the former owners through a redemption of common stock followed by a recapitalization of the Company. The Company then began a plan to expand its operations through a series of acquisitions. The Company acquired two travel agencies in 1999 and twelve in 2000.

The Company provides comprehensive travel management services to its Corporate customers, including making corporate travel reservations and organizing corporate meetings, events and retreats. The Company also provides services to leisure customers through a combination of in-house and external travel agents.

The Company has branches in five states, and also provides services at various on-site locations and at corporate clients' offices. The Company's headquarters are located in Coral Gables, Florida.

BASIS  OF  PRESENTATION

Since the change in control in 1999, the Company has incurred recurring losses and has an accumulated deficit of $51,291,529 as of December 31, 2004. The Company has relied on third party financing, funding from the Parent and, in 2004, funding from American Leisure Holdings, Inc. ("ALH") (see "Sale of Assets in 2004" below) to fund acquisitions and ongoing operations. The majority of the Company's debt is in default. For the most part, the Company has been unable to make principal or interest payments on outstanding debt obligations. The accompanying financial statements have been prepared on a going concern basis, which assumes the continuity of operations for a reasonable period of time. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As further described below, effective December 31, 2004, at 11:59 pm the Company consummated an asset purchase agreement (the "Purchase Agreement") to sell substantially all of its assets and certain liabilities to American Leisure Equities Corporation (the "Purchaser"), a wholly-owned subsidiary of ALH. When the sale was completed, the Company had no remaining operating assets. The Company will continue to operate the business under a one-year management agreement with the Purchaser. Under the terms of the management agreement, the Company will be paid a monthly management fee equal to 10% of the earnings before interest, depreciation and amortization ("EBITDA"), as defined by the parties, of the business.

                          AROUND THE WORLD TRAVEL, INC.
                          -----------------------------
                          Notes to Financial Statements
                     Years ended December 31, 2004 and 2003


NOTE  1.     ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
             (CONTINUED)

BASIS  OF  PRESENTATION  (CONTINUED)

There can be no assurance that the Company will be able to generate positive EBITDA and, therefore, earn a management fee or that management fees received, if any, will be sufficient to enable the Company to meet its remaining liabilities.

ALH's audited financial statements as of December 31, 2004 and for the year then ended were filed with the Securities and Exchange Commission on March 31, 2005. The independent auditor's report accompanying those financial statements includes an explanatory paragraph which states that ALH's recurring losses from operations and the need to raise additional financing in order to satisfy its vendors and other creditors and execute its business plan raise substantial doubt about its ability to continue as a going concern. This could also adversely affect the Company's ability to realize any management fees earned or the Purchaser's ability to satisfy the liabilities assumed as further described below.

SALE  OF  ASSETS  IN  2004

Under the terms of the Purchase Agreement, the Company conveyed to the Purchaser all of the assets necessary to operate the Business, including substantially all of the Seller's tangible and intangible assets and certain agreed liabilities. The purchase price was determined by the parties as an amount equal to the fair value of the business (calculated on a going concern basis), plus $1,500,000.

In accordance with the Purchase Agreement, the purchase price was paid through assumption of liabilities, forgiveness of certain cash advances made by ALH to the Company during 2004 and the issuance of ALH Series F Preferred Stock valued by the parties at $193,648. There is no separate market for ALH Series F preferred stock. Furthermore, as discussed above, ALH's auditor has issued a going concern opinion on the 2004 financial statements of ALH. As a result, the Company has reserved the value assigned to the stock in the transaction. The purchase price is summarized as follows:

Assumption of liabilities:
  Trade payables and accruals                                $ 6,266,032
  Amounts due former owners and officer, including interest    4,242,051
  Forgiveness of notes and advances from ALH                   6,798,269
                                                             ------------

                                                              17,306,352
ALH Series F preferred stock                                     193,648
                                                             ------------

Gross consideration received                                  17,500,000
Reserve Value of Series F Preferred Stock                       (193,648)
                                                             ------------

Net consideration received                                   $17,306,352
                                                             ============

                          AROUND THE WORLD TRAVEL, INC.
                          -----------------------------
                          Notes to Financial Statements
                     Years ended December 31, 2004 and 2003

NOTE  1.     ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
            (CONTINUED)

SALE  OF  ASSETS  IN  2004  (CONTINUED)

The following schedule summarizes the impact of the sale and certain asset impairments on the accompanying financial statements as of December 31, 2004.

                                    Immediately     Assets Sold                 Balance
                                   Prior to sale  and Liabilities  Impaired    December 31,
                                    December 31      Assumed        Assets        2004
                                   -------------  -------------  ------------  -----------
Cash                               $    767,292   $   (767,292)  $         -   $         -
Accounts receivable, net              1,030,992     (1,030,992)            -             -
Prepaid expenses and other
  current assets                        190,275        (51,825)      (46,645)       91,805
                                   -------------  -------------  ------------  -----------

TOTAL CURRENT ASSETS                  1,988,559     (1,850,109)      (46,645)       91,805

Equipment and leasehold
 improvements, net                      407,318       (287,975)     (119,343)            -

ALH Deferred financing costs          1,796,306              -    (1,796,306)            -

Deposits and other assets               276,481       (276,481)            -             -
                                   -------------  -------------  ------------  -----------

TOTAL ASSETS                          4,468,664     (2,414,565)   (1,962,294)       91,805
                                   -------------  -------------  ------------  -----------

Accounts payable                      1,461,856       (679,192)            -       782,664
Accrued payroll and benefits            854,310       (230,329)            -       623,981
Customer deposits                     2,752,535     (2,752,535)            -             -
Accrued interest expense             10,928,897     (1,683,879)            -     9,245,018
Other accrued expenses                5,153,714     (2,603,976)            -     2,549,738
Due to Parent and officers            2,620,331        (20,000)            -     2,600,331
Notes and advances from ALH          25,406,764     (6,645,502)            -    18,761,262
Current portion of long-term debt     8,756,255     (2,690,939)            -     6,065,316
                                                  -------------  ------------  -----------

TOTAL CURRENT
 LIABILITIES                         57,934,662    (17,306,352)            -    40,628,310

Deferred Revenue and Rent             1,189,203              -             -     1,189,203
                                   -------------  -------------  ------------  -----------

TOTAL LIABILITIES                    59,123,865    (17,306,352)            -    41,817,513

STOCKHOLDERS' DEFICIT               (54,655,201)   (41,725,708)

TOTAL LIABILITIES AND
STOCKHOLDERS' DEFICIT              $  4,468,664                                $    91,805
                                   -------------                               -----------

GAIN ON SALE TO ALH                               $ 14,891,787   $ (1,962,294) $12,929,493
                                                  -------------  ------------  -----------

                          AROUND THE WORLD TRAVEL, INC.
                          -----------------------------
                          Notes to Financial Statements
                     Years ended December 31, 2004 and 2003



NOTE  1.     ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
            (CONTINUED)

SALE  OF  ASSETS  IN  2004  (CONTINUED)

Assets not acquired by the Purchaser included a $25,000 indemnification payment due from ALH which was received in March 2005 and $66,805 of travel advances and fee advances to a consultant engaged by ALH who performed services for the Company.

ALH  did  not  acquire  the  following  liabilities:
     - Certain trade payables and expense accruals specifically identified by the parties, including property lease obligations, accrued legal and professional fees, the net amount due to Global Distribution Systems (Note 10) and the liability to airlines for contract booking errors (Note 10). ALH also did not acquire the leasehold improvements related to such properties for which leases were not assumed.
     - The acquisition note and post closing payment due to the former shareholders of ATW (Note 6) totaling $4,720,000 and accrued interest thereon of approximately $2,355,000 as of December 31, 2004.
     - Amounts due to the Parent as of December 31, 2004, including accrued interest payable totaling approximately $188,000 and a bonus due the Company's chairman and chief executive officer of approximately $1,248,000.
     - Debt due to other third parties of $1,345,316 and accrued interest on such debt of approximately $101,000.
     - The majority of employee-related liabilities. Following the sale, the Company will continue to operate the business on the Purchaser's behalf pursuant to a management agreement as further described below. Consequently, employees of the Company will remain employed by the Company.
     - Certain indebtedness of the company with an outstanding principal amount of $18,761,262 and the accrued interest thereon of approximately $6,601,000 as of December 31, 2004. As further discussed in Note 6, in 2004, ALH acquired this indebtedness from a third party in exchange for a $5 million note payable. The debt is secured by a first priority lien on all of the assets of the Company. ALH has not legally released the Company from its obligations under this debt. Because the debt has not been forgiven or otherwise discharged, the entire outstanding amount of principal and accrued interest is included in the accompanying financial statements.

Following the forgiveness of amounts due to ALH, the Company wrote off the remaining unamortized balance of deferred financing costs of $1,796,306 (Note
9). The Company also wrote off the remaining balance of leasehold improvements and certain other assets not acquired by the Purchaser.

                          AROUND THE WORLD TRAVEL, INC.
                          -----------------------------
                          Notes to Financial Statements
                     Years ended December 31, 2004 and 2003


NOTE  1.     ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
             (CONTINUED)

SALE  OF  ASSETS  IN  2004  (CONTINUED)

Pursuant to the terms of the Purchase Agreement, the Company and the Purchaser entered into a Management Agreement under which the Company will manage the business on behalf of the Purchaser. The term of the management agreement is from January 1, 2005 through December 31, 2005. As compensation for services under the Agreement, the Company will be paid a monthly management fee equal to 10% of the earnings before interest, depreciation and amortization of the business.

The Company and the Purchaser also entered into a License Agreement, under which the Purchaser granted the Company a non-exclusive license to use certain trade names and related intellectual property in connection with the performance with its duties under the Management Agreement. The License Agreement will expire simultaneously with the Management Agreement. The Company will pay the Purchaser a royalty equal to all the earnings of the business less the amount due the Company under the management agreement.

CASH  AND  CASH  EQUIVALENTS

The Company considers all highly liquid instruments purchased with maturities of three months or less to be cash equivalents.

EQUIPMENT  AND  LEASEHOLD  IMPROVEMENTS

Equipment and leasehold improvements are recorded at cost. Additions and improvements are capitalized. Maintenance and repairs are expensed as incurred. Depreciation and amortization are computed using both the straight-line method over the estimated useful lives of the assets or life of the lease (if shorter), which range from 3 to 10 years.

LONG-LIVED  ASSETS

Management evaluates the recoverability of the carrying value of its long-lived assets whenever events or changes in circumstances indicate the carrying amounts of such assets may not be recoverable. Recoverability of these assets is assessed by comparing the forecasted undiscounted future cash flows from the operation and eventual disposition of the assets to their carrying values. If the operation is determined to be unable to recover the carrying amount of its assets, then an impairment charge would be recognized for the difference between the fair value and carrying value of the assets. Fair value is determined based on discounted cash flows or appraised values, whichever is more readily determinable, depending upon the nature of the assets.

                          AROUND THE WORLD TRAVEL, INC.
                          -----------------------------
                          Notes to Financial Statements
                     Years ended December 31, 2004 and 2003


NOTE  1.     ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
             (CONTINUED)

REVENUE  RECOGNITION

Revenues consist primarily of commissions and service fees charged to customers. The Company records commission revenues when earned, which for up front airline commissions is at the time a reservation is ticketed. For cruise and tour bookings, commission revenue is recognized when the customer is no longer entitled to a full refund of the cost of the cruise or tour, which is generally 45 to 90 days prior to the travel date. Hotel and auto reservation commission income is recorded at the time the customer completes their stay or use of the service provided. Airline override commissions are recorded on an accrual basis in the month they are earned based upon the Company's ticket sales in excess of required thresholds.

The Company also organizes corporate meetings and group events. The Company receives deposits from the customers in advance of the event. The deposits are deferred and reduced as payments are made to hotels, tour operators and other service providers. Any commission earned on this business is recognized at the time the event occurs.

ACCOUNTS  RECEIVABLE

Accounts receivable are primarily comprised of commissions due from airlines and travel vendors and amounts due from corporate customers and travel agents. Amounts due to or from the airlines are reported through Airline Reporting Corporation (ARC), an industry clearing house. Up front airline commissions (primarily for international travel) and customer service fees processed through ARC are collected 10 days after the close of each weekly ARC reporting period. Airline override commissions are collected quarterly in arrears directly from the airlines.

Management provides an allowance for its best estimate of amounts that will not be collected. In determining its allowance, management considers the length of time that amounts have been outstanding and the financial condition of customers. The Company writes off accounts receivable in the period when they are determined to be uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts.

CUSTOMER  DEPOSITS

Customer deposits represent advance deposits received from customers for travel reservations, corporate meetings and events and, to a lesser extent, advance payments on account from travel agents and corporate customers. Advance deposits on travel reservations are remitted to the service provider such as a cruise line or tour operator net of the Company's commission. The Company recognizes its commission when the customer is no longer entitled to a refund of the cost. Advance payments from corporate customers for meetings and events are reduced as payments are made to the various vendors such as hotels who provide facilities and services. Any profit earned by the Company is recognized in revenue when earned which is the date when the event occurs. Advance deposits from travel agents and corporate customers are reduced by future travel bookings from those customers.

                          AROUND THE WORLD TRAVEL, INC.
                          -----------------------------
                          Notes to Financial Statements
                     Years ended December 31, 2004 and 2003

NOTE  1.     ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
             (CONTINUED)

INCOME  TAXES

The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to (i) differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and (ii) operating losses and tax credit carryforwards. If it is more likely than not that some portion or all of a deferred asset will not be realized, a valuation allowance is recognized.

USE  OF  ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities, (ii) disclosure of contingent assets and liabilities at the date of the financial statements, and
(iii) the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

STOCK-BASED  COMPENSATION

The Company accounts for stock-based compensation arrangements in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and complies with the disclosure provisions of Statement of Financial Accounting Standards SFAS No. 123, "Accounting for Stock-Based Compensation", issued by the Financial Accounting Standards Board ("FASB"). Under APB No. 25, compensation cost is recognized over the vesting period based on the difference, if any, on the date of grant between the fair value of the Company's stock and the amount an employee must pay to acquire the stock.

TREASURY  STOCK

On December 23, 1999, the Company redeemed 88 shares, representing 88% of the outstanding common stock of ATW from the original shareholder group and added these shares to the Company's Treasury. The redemption of these shares was effected as follows:

                                                      AMOUNT
                                                     ------------

     Cash  payment                                   $  7,758,000
     Promissory  note  (Note  6)                        3,550,000
     Less unamortized discount on promissory note        (240,000)
     Acquisition  holdback  due  Seller                 1,170,000
                                                     -------------
     Total  cost  of  shares                         $ 12,238,000
                                                     =============

                          AROUND THE WORLD TRAVEL, INC.
                          -----------------------------
                          Notes to Financial Statements
                     Years ended December 31, 2004 and 2003


NOTE  1.     ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
             (CONTINUED)

TREASURY  STOCK  (CONTINUED)

Immediately following the acquisition, the Company effected a 200,000:1 stock split to increase the number of outstanding common shares to 20,000,000. As a result, the 88 shares placed in treasury were adjusted to 17,600,000 shares. The Company then amended its articles of incorporation to increase the number of authorized shares to 400,000,000. The Company issued 17,600,000 shares to Holdings in exchange for agreements to purchase eight Travel companies. Refer to
Note  2  for  further  discussion  of  the  Company's  capitalization.

In 2004, the Company negotiated a settlement of amounts due to the former owners of an acquired business. In connection with the settlement, the Company issued a $400,000 note to repurchase 320,000 common shares from the former owner.

CONCENTRATIONS  OF  CREDIT  RISK

Credit risk represents the maximum accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted and any collateral or security proved to be of no value. Concentration of credit risk (whether on or off balance sheet) arises when a number of counterparties have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions.

The Company operates in the travel industry and derives approximately 70% of its revenue from business travel and 30% from leisure travelers. Any event that adversely impacts the travel industry as a whole, would adversely impact the Company. For example, the terrorist attacks of September 11, 2001 and the subsequent SARS outbreak in 2002 - 2003 were significant events, which adversely impacted the Company and the travel industry as a whole.

During the year ended December 31, 2004, no single customer represented approximately more than 10% of net travel commissions and fees. Net travel commissions and fees from the Company's largest customer were approximately $767,000 or 3.8%.

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. Trade accounts receivable are from travel vendors, hotels, corporate customers and travel agents. These receivables are generally diversified due to the large number of entities comprising the Company's customer base. Receivables from airlines for override commissions are primarily due from two major airlines. The Company performs ongoing evaluations of amounts due from customers where appropriate and provides a reserve for managements' best estimate of amounts that will not be realized.

                          AROUND THE WORLD TRAVEL, INC.
                          -----------------------------
                          Notes to Financial Statements
                     Years ended December 31, 2004 and 2003


NOTE  1.     ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
             (CONTINUED)

CONCENTRATIONS  OF  CREDIT  RISK  (CONTINUED)

The Company may from time to time, maintain cash balances at financial institutions that exceed federally insured limits.

RECENT  ACCOUNTING  PRONOUNCEMENTS

Consolidation  of  Variable  Interest  Entities
-----------------------------------------------

The Company adopted FASB Interpretation No. 46 and 46R, "Consolidation of Variable Interest Entities," effective December 31, 2002. Interpretation 46, as revised in December 2003, changes the accounting model for consolidation from one based on control through voting interests to one based on control through economic interests. Whether to consolidate an entity now considers whether that entity has sufficient equity at risk to enable it to operate without additional subordinated financial support, whether the equity owners in that entity lack the obligation to absorb expected losses or the right to receive residual returns of the entity, or whether voting rights in the entity are not proportional to the equity interest and substantially all the entity's activities are conducted for an investor with few voting rights. This interpretation requires a Company to consolidate variable interest entities ("VIE's") if the enterprise is a primary beneficiary of the VIE and the VIE possesses specific characteristics. It also requires additional disclosures for parties involved with VIE's. The adoption of this statement did not have a material impact on the Company's consolidated results of operations or financial position because the Company does not invest or participate in any entities, which would be considered VIE's under Interpretation 46.

Share-Based  Payment
--------------------

The FASB has issued Statement of Financial Accounting Standards ("SFAS") No. 123 (Revised 2004), Share-Based Payment. The new FASB rule requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS No. 123R represents the culmination of a two-year effort to respond to requests from investors and many others that the FASB improve the accounting for share-based payment arrangements with employees. For nonpublic entities, SFAS No. 123R must be applied as of the beginning of the first annual reporting period beginning after December 15, 2005.

Management is in the process of determining the effect of adopting SFAS No. 123R on the Company's financial statements.

                          AROUND THE WORLD TRAVEL, INC.
                          -----------------------------
                          Notes to Financial Statements
                     Years ended December 31, 2004 and 2003


NOTE  2.     COMMON  AND  PREFERRED  STOCK

AUTHORIZED  SHARES

Subsequent to the purchase of the 88 shares of stock of ATW, the Company effected a 200,000:1 stock split to increase the number of outstanding common shares to 20,000,000. In December 1999, immediately following the acquisition, the Company amended its Articles of Incorporation to increase the number of authorized shares to 400,000,000 shares, consisting of 300,000,000 shares of common stock, par value $.001 per share and 100,000,000 shares of preferred stock at a par value of $.001 per share. 20,000,000 of the authorized preferred shares were designated as $0.001 par, Series A Preferred Stock.

In the event of any liquidation, dissolution or other winding up of the affairs of the Company, after provision for the payment of the debts and other liabilities of the Company and before any distribution to any holder of common stock, the holders of the Series A Preferred stock are entitled to be paid $5.00 per share plus an amount equal to accrued or declared but unpaid dividends on each share. The aggregate liquidation preference on Series A Preferred stock was $10,881,885 as of December 31, 2004 and 2003.

In addition holders of the Series A Preferred Stock are entitled to receive cumulative annual dividends at a rate of five percent per share per year. Dividends accrue monthly at the end of each month after the date of original issuance so long as shares of Series A Preferred Stock remain outstanding. Declaration and payment of such dividends is not mandatory, and any dividends not declared and paid are accumulated to future months until paid or until such shares of Series A Preferred Stock are liquidated upon a liquidation or dissolution of the Company or on conversion upon the occurrence of specified events, including an initial public offering or a change in control as defined in the Articles of Incorporation. The Series A Preferred Stock is not redeemable by the Company and Series A Preferred shareholders have no voting rights.

The cumulative amount of undeclared and unpaid dividends at December 31, 2004 is approximately $2,037,000. No dividends have been declared on Series A Preferred stock, thus the accompanying financial statements do not include an accrual for unpaid dividends.

STOCK  OPTION  AGREEMENTS

Effective December 23, 1999, the Company established the 1999 Management and Director Equity Incentive and Compensation Plan (the "Plan"). Under the Plan, the Company may provide key employees, directors and consultants with incentives and compensation in the form of:

     -    Incentive Stock Options ("ISO"),
     - Performance Shares - shares of Company common stock subject to a vesting schedule based on certain performance objectives,
     - Stock options which are not intended to qualify as ISOs, (non-qualified stock options or NQSO's) and
     - Restricted Shares - shares of Company common stock that are subject to a vesting schedule based on the recipients continued employment.

                          AROUND THE WORLD TRAVEL, INC.
                          -----------------------------
                          Notes to Financial Statements
                     Years ended December 31, 2004 and 2003


NOTE  2.     COMMON  AND  PREFERRED  STOCK  (CONTINUED)

STOCK  OPTION  AGREEMENTS  (CONTINUED)

An  aggregate  maximum  of  5,000,000  shares  may  be  issued  under  the plan.

The term of the ISOs and NQSOs is for a period of ten years from the date of grant. With respect to ISOs, if the participant owns Company stock amounting to more than 10% of the total combined voting power of all classes of Company stock, the ISO shall not be exercisable after seven years from the date on which the ISO is granted. The exercise price shall be no less than fair market value per share, determined in good faith by the Plan committee. If the participant owns more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price per share shall be at least 110% of the fair market value of the shares subject to the ISO on the date of grant.

NOTE  3.     ACCOUNTS  RECEIVABLE

Accounts  receivable  at  December  31,  2004 and 2003 consist of the following:

                              2004      2003
                              -----  ----------
Airline override commissions  $   -  $ 377,082
Other commissions                 -    674,716
                              -----  ----------

Less:  Reserve                    -   (115,261)
                              -----  ----------

Total                         $   -  $ 936,537
                              =====  ==========

Other commissions include commissions due from hotels, car rental companies, cruise lines and other travel vendors. As discussed in Note 1, on December 31, 2004, the Purchaser acquired all of the Company's receivables.

NOTE  4.     OTHER  ACCRUED  EXPENSES

Other accrued expenses at December 31, 2004 and 2003 consisted of the following:

                                                 2004        2003
                                              ----------  ----------
Due to Global Distribution Systems (Note 10)  $  885,407  $1,144,351
Payroll taxes (Note 10)                                -   2,367,682
Commissions                                      146,418     252,221
Deferred compensation (Note 9)                         -     448,724
Liability to airlines for contract booking
   errors (Note 10)                              500,000           -
Legal and professional                           793,361     590,217
Other                                            224,552     761,281
                                              ----------  ----------

Total                                         $2,549,738  $5,564,476
                                              ==========  ==========

Refer to Note 1 for discussion of accrued liabilities not assumed by the Purchaser.

                          AROUND THE WORLD TRAVEL, INC.
                          -----------------------------
                          Notes to Financial Statements
                     Years ended December 31, 2004 and 2003


NOTE  5.     EQUIPMENT  AND  LEASEHOLD  IMPROVEMENTS

Equipment and leasehold improvements at December 31, 2004 and 2003 consisted of the following:

                               2004       2003
                               -----  ------------
Leasehold improvements         $   -  $   457,790
Furniture and fixtures             -      671,721
Computers and equipment            -      548,633
                               -----  ------------

Less accumulated depreciation      -   (1,149,889)
                               -----  ------------

Total                          $   -  $   528,255
                               =====  ============

Depreciation  expense  for  the  years  ended  December  31, 2004 and 2003 was $
249,266 and $281,265, respectively. As discussed in Note 1, on December 31, 2004, the Purchaser purchased the furniture and fixtures and computers and equipment of the Company. Leasehold improvements with a net carrying value of $119,343 not acquired by the Purchaser were written off.

NOTE  6.     DEBT

As discussed in Note 1, the majority of the Company's outstanding debt to third parties is in default. As a result, all debt has been included in current liabilities in the accompanying balance sheets. Debt of the Company as of December 31, 2004 and 2003 consists of the following:

                                                   2004        2003
                                                ----------  -----------
Loans from Global Distribution System ("GDS"):
  Initial and acquisition notes                 $        -  $12,951,118
  Bridge loan                                            -    5,810,144
                                                ----------  -----------

                                                         -   18,761,262
                                                ----------  -----------
Due to former shareholders of ATW
  Acquisition note                               3,550,000    3,550,000
  Post closing payment                           1,170,000    1,170,000
                                                ----------  -----------

                                                 4,720,000    4,720,000
                                                ----------  -----------
Due to former owner
  Stock put liability                                    -    1,100,000
  Working capital loan                                   -       13,544
  Acquisition holdback                                   -      425,072
                                                ----------  -----------
                                                         -    1,538,616
                                                ----------  -----------

Due to other former owners                               -    1,012,488

Seaway/CNG loans                                         -    2,820,000

CNG working capital advances                             -      945,741

Due to other third parties                       1,151,548      300,000

Bank lines of credit                               193,768      242,853
                                                ----------  -----------

Total long-term debt                            $6,065,316  $30,340,960
                                                ==========  ===========

                          AROUND THE WORLD TRAVEL, INC.
                          -----------------------------
                          Notes to Financial Statements
                     Years ended December 31, 2004 and 2003


NOTE  6.     DEBT  (CONTINUED)

LOANS FROM GDS

Initial  and  Acquisition  Notes
--------------------------------

In December 1999, the Company entered into a credit facility with Galileo International LLC (Galileo) to finance the acquisitions of travel companies. Galileo is a Global Distribution System (GDS) through which travel reservations are made. The credit facility was structured as an Initial Note in the amount of $7.2 million and subsequent Acquisition Notes of up to $6 million. Collectively the Initial and Acquisition Notes are referred to herein as the "Acquisition Notes." From 1999 through 2000, the Company drew a total of $12,951,118 on these facilities to finance acquisitions. The Acquisition Notes bear interest at a rate of LIBOR plus 1%, except that upon failure to process a minimum number of travel bookings through Galileo, the rate increased to LIBOR plus 3%. Further, upon the occurrence of an event of default, the interest rate increased to 2% above the otherwise applicable rate. Principal and interest payments on the Acquisition Notes were due in scheduled quarterly installments beginning in September 2000. The Company made one scheduled payment in October 2000 and defaulted on the December 2000 payment. Consequently, since that date, the Company has accrued interest on the Notes at LIBOR plus 5% (7.6% and 6.2% at December 31, 2004 and 2003, respectively)

Bridge  Note
------------

In November of 2000, Galileo provided additional financing to the Company in the form of a Bridge Note for up to $6 million. The Company received $5,810,144 under the Bridge Note. The Bridge Note bears interest at Prime plus 1% and matured on December 29, 2000. The Company defaulted on the Bridge Note in December 2000, at which time the interest increased to Prime plus 3% (8.25% and 7.0% at December 31, 2004 and 2003, respectively).

The Initial and Acquisition Notes and the Bridge Note are each secured by substantially of the Company's assets.

Purchase  of  Acquisition  and  Bridge  Notes  by  ALH
------------------------------------------------------

In March 2004, the Acquisition and Bridge Notes were acquired by ALH. This transaction is explained further below under the caption Seaway/CNG Debt.

                          AROUND THE WORLD TRAVEL, INC.
                          -----------------------------
                          Notes to Financial Statements
                     Years ended December 31, 2004 and 2003


NOTE  6.     DEBT  (CONTINUED)

SALE  OF  GALILEO  INDEBTEDNESS  TO  SEAWAY/CNG

On October 31, 2002, Galileo closed on a Loan Purchase and Sale Agreement to sell the above described Acquisition Notes and Bridge Note to Seaway Two Corp. (Seaway), a Company controlled by a business associate of the Company's chairman and chief executive officer. Seaway issued a $6 million note payable to a subsidiary of CNG Hotels Ltd. (CNG) and used the proceeds to purchase the indebtedness from Galileo. This transaction did not impact the carrying value of the debt on the Company's financial statements, which was approximately $25,362,000 (including accrued interest of $6,601,000) at December 31, 2004.

SEAWAY/CNG  DEBT

In the fourth quarter of 2002, the Company and CNG were engaged in discussions about a potential joint acquisition of a travel company with which the Company held a letter of intent to acquire. In 2002, the Company received working capital advances totaling $2.82 million which were funded by CNG through Seaway. These advances were scheduled to mature on the earlier of October 31, 2003 or upon the occurrence of other conditions specified in the loan agreement. The advances bore interest at 3-month LIBOR plus 1%. The Company defaulted on the debt at October 31, 2003.

In addition, in 2002 and 2003, CNG also made direct advances to the Company totaling $945,471 for working capital advances and to fund $787,500 of deposits for the contemplated acquisition. These advances were made via two loans, one for $650,000 bearing interest at 3-month LIBOR plus 1% and the other for $295,471 bearing interest at 5%. The deposits are included in prepaid expenses in the accompanying December 31, 2003 balance sheet and were written off in 2004 in connection with the settlement described below. The proceeds from the $2.82 million and the $650,000 were initially funded into Holdings and/or Seaway. The majority of the proceeds were provided to the Company or used to pay expenses on behalf of the Company in 2002 and 2003. As of December 31, 2002, $219,543 of the CNG proceeds remained due from Holdings. In May 2003, this amount was applied against the debt balance due to Holdings. As of 2003, $4,388 remained due from Seaway and is included in other current assets in the accompanying 2003 balance sheet.

In connection with, and in anticipation of the proposed acquisition of the travel company, the Company, CNG, Seaway and the target company formed a new venture in which each received an equity interest ranging from 20% - 30%. During 2003, the Company incurred costs totaling approximately $321,000 on behalf of the venture which are included in other current assets in the accompanying December 31, 2003 balance sheet. These amounts were written off in connection with the settlement described below.

                          AROUND THE WORLD TRAVEL, INC.
                          -----------------------------
                          Notes to Financial Statements
                     Years ended December 31, 2004 and 2003


NOTE  6.     DEBT  (CONTINUED)

SEAWAY/CNG  DEBT  (CONTINUED)

In April 2003, CNG consummated the acquisition of the target travel company for its own account, and in September 2003 made demand upon Seaway and the Company to collect the amounts due from them. The companies became involved in litigation which was settled in February 2004. In connection with the settlement the parties agreed to the following:

     - CNG purchased the Galileo indebtedness from Seaway and released Seaway from the $6 million and $2.82 million notes. Seaway simultaneously released the Company from its obligation under the $2.82 million loan due Seaway. This amount was recorded as debt forgiveness income as discussed below.
     - Immediately following the sale of the Galileo indebtedness to CNG, GCD Acquisition Corp. ("GCD"), a wholly owned subsidiary of Seaway, purchased the indebtedness back from CNG in exchange for a 5-year, $5 million unsecured, non-recourse promissory note. However, principal and interest on the note are payable only to the extent that GCD receives such amounts from the Company pursuant to the Company's obligations under the debt.

In connection with the settlement, the Company reversed its liability for all amounts due CNG and wrote off any assets related to the failed venture which were no longer deemed realizable. As part of the settlement, CNG agreed, upon request of the Company, to cancel the note from GCD and accept a promissory note from the Company in substitution for the GCD note. Upon cancellation and substitution, GCD agreed that the outstanding balance on the debt of $18.761 million plus accrued interest would be reduced by an amount equal to the principal amount of the substitution note. However, such cancellation and substitution has not occurred, consequently the carrying value of the debt has not been reduced in the accompanying financial statements.

In March 2004, ALH entered into an agreement to acquire the Galileo indebtedness from GCD in exchange for assuming all of GCD's obligations under the note and agreeing to hold harmless and indemnify GCD and Seaway for any and all damages, costs, liabilities, responsibilities and duties which may be incurred by GCD arising from or as a result of the settlement agreement with CNG. ALH also paid GCD 340,000 shares of ALH stock. As described in Note 1, ALH did not forgive this debt as part of the sale transaction. Because the debt has not been forgiven or otherwise legally discharged, the outstanding principal balance is reflected in notes and advances from ALH in the accompanying December 31, 2004 balance sheet. In addition, accrued interest in the accompanying 2004 balance sheet includes approximately $6,601,000 of accrued interest on the debt which is also due to ALH.

                          AROUND THE WORLD TRAVEL, INC.
                          -----------------------------
                          Notes to Financial Statements
                     Years ended December 31, 2004 and 2003


NOTE  6.     DEBT  (CONTINUED)

DUE  TO  FORMER  SHAREHOLDERS  OF  AROUND  THE  WORLD  TRAVEL,  INC.

As described in Note 1 under the caption "Treasury Stock Purchase", in connection with the acquisition of 88% of the outstanding shares of the Company in 1999, the Company issued the former shareholders a $3.55 million, 5% Junior Subordinated Unsecured Note. The note is secured by a second priority lien on substantially all the assets of the Company. By its terms, the note was due on the earlier of January 1, 2002 or the occurrence of other specified events, which did not occur. The Company did not make payment on the maturity date, at which time the note went into default. The note bears interest at 5% on the outstanding principal balance; however, upon default, the interest rate increased to 18% per year on the outstanding principal balance. The note is secured by a second priority interest in the assets of the Company.

The former owners were also entitled to a post-closing payment determined as defined in the purchase agreement. Subsequent to closing, the parties agreed on a post closing payment due to the sellers of $1,170,000. Under the terms of the agreement, any portion of the post-closing payment remaining at March 31, 2000, bears interest at LIBOR plus 1% (3.6% and 2.2% at December 31, 2004 and 2003, respectively). No payments have been made toward the post-closing payment.

These obligations were not assumed by the Purchaser in the sale. Accrued interest on the obligations totaling approximately $2,355,000 was also not assumed by ALH and, accordingly, is included in accrued interest in the accompanying 2004 balance sheet.

On May 4, 2004, the former shareholders of Around the World Travel, Inc. filed an action against the Company, Holdings and ALH. See Note 11.

DUE  TO  FORMER  OWNER

In connection with an acquisition in November 2000, the Company owes the former owner a holdback payment of $425,072. Under the terms of the agreement, the holdback was due to the seller 45 days after the closing. The Company did not make the required holdback payment when due, but has been accruing 8% annual interest on the outstanding principal balance as agreed with the former owner.

                          AROUND THE WORLD TRAVEL, INC.
                          -----------------------------
                          Notes to Financial Statements
                     Years ended December 31, 2004 and 2003


NOTE  6.     DEBT  (CONTINUED)

DUE  TO  FORMER  OWNER  (CONTINUED)

In addition, this former owner has from time-to-time advanced funds to the Company for working capital purposes. In February 2001, the former owner advanced the Company $1 million pursuant to a stock put agreement. Under the agreement, the former owner agreed to purchase 1,000,000 shares of Company common stock from Holdings for $1.25 million, of which $1 million was paid upon execution of the transaction and $250,000 was due in 180 days if the former owner elected to keep the shares. Holdings then entered into a mirror put option with the Company. If the former owner exercised its option to put back the shares after 180 days, Holdings was obligated to repurchase the shares for $1.1 million and the Company was obligated to repurchase the shares from Holdings. In June 2001, the former owner exercised its option, but neither the Company nor Holdings had the funds to satisfy the obligation. Following the default, the parties agreed to assign all the rights under Holdings' put option with the Company to the former owner in exchange for release of Holdings' obligations. In addition, the parties agreed to extend the option on several occasions, ultimately through February 2005. They also agreed that the Company would pay the former owner a fee of $241 per day (which equates to approximately 8% annual interest on the outstanding principal balance) from September 1, 2001 through the date at which the Company discharges its obligation. The fee is included in interest expense in the accompanying statements of operations.

This former owner also made cash advances to the Company totaling approximately $180,000 at various dates in 2001 bearing annual interest of 8%. As of December 31, 2003, $13,544 remained due under these advances and as of December 31, 2004 the balance had been paid.

In April 2004, the Company agreed to repurchase 320,000 shares of common stock held by the former owner for $400,000. ALH also made an offer to acquire shares of common and preferred stock held by the former owner in exchange for 24,101 shares of Series E convertible preferred stock of ALH. In addition, on April 1, 2004, the former owner entered into an agreement with the Company, Holdings and ALH pursuant to which the parties agreed that the total amount due to the former owner at that date for the share repurchase, the stock put obligation and the balance of cash advances (including accrued interest) was replaced by a replacement note in the amount of $1,698,340. This note bears simple interest at 4% per annum and is payable in weekly installments of $5,000. In addition, until such amounts are paid in full, the company and ALH agreed that the former owner would receive an amount of money equal to 9.5% of the annual earnings before income tax, depreciation and amortization (EBITDA), as defined, of the Company's Western Unit located in Irvin, California until the replacement note is paid in full.

                          AROUND THE WORLD TRAVEL, INC.
                          -----------------------------
                          Notes to Financial Statements
                     Years ended December 31, 2004 and 2003


NOTE  6.     DEBT  (CONTINUED)

DUE  TO  FORMER  OWNER  (CONTINUED)

The stock repurchase has been reflected as an increase in treasury stock in the accompanying statement of changes in stockholders' deficit.

The amounts due this former owner for the acquisition holdback and replacement note totaling $1,928,412 and accrued interest payable totaling $178,787 were assumed by the Purchaser on December 31, 2004.

OTHER  AMOUNTS  DUE  TO  FORMER  OWNERS

Other amounts due to former owners consist of holdback payments due to the former owners of seven businesses which were acquired prior to 2001. All such amounts are currently in default. The outstanding balances bear interest at rates ranging from 4% to 18%.

In 2004, the Company and ALH negotiated settlements with other former owners of amounts due them. In most instances, the parties agreed that the Company would pay the outstanding principal balance as of the settlement date in specified monthly installments until the balance is paid in full. 4% annual interest will accrue on the balance from the settlement date until the liability is extinguished. In most instances, ALH guaranteed the Company's payment of the debt. As a result of these settlements, the Company reversed approximately
$251,000  of  previously  accrued  interest  which  was  no  longer  due.

In connection with the sale, the Purchaser assumed the balance due to these former owners as of December 31, 2004. Accrued interest and principal due to the former owners at that date consisted was $2,107,608.

DUE  TO  OTHER  THIRD  PARTIES

In  September  2003,  the  Company  received  a  $250,000  loan  from  Seamless
Technologies, Inc. ("Seamless"). The loan accrues interest at 5% compounded monthly and required monthly payments of interest only payments beginning in October 2003. All outstanding principal and accrued interest was due on September 30, 2004, the maturity date. The loan provides that upon default in any payment, the loan will bear interest at the maximum rate allowed by Florida law. The Company defaulted on its October 2003 interest payment and has not made any payments on the loan. The Company has recorded interest on the loan at 18% since the date of default.

                          AROUND THE WORLD TRAVEL, INC.
                          -----------------------------
                          Notes to Financial Statements
                     Years ended December 31, 2004 and 2003


NOTE  6.     DEBT  (CONTINUED)

DUE  TO  OTHER  THIRD  PARTIES  (CONTINUED)

In connection with certain agreements entered into with Seamless (more fully described in Note 10), in exchange for funding the litigation with CNG (described above) Seamless was entitled to 30% of any and all proceeds from the lawsuit. In the event that a settlement resulted in debt forgiveness or other non-cash settlement, Seamless is entitled to 30% of the amount of such non-cash settlement amount payable in the form of a 3-year senior first-priority promissory note payable monthly bearing interest at 5% compounded monthly. In 2003, the Company recorded an accrued liability for management's estimate of the amount which will be due to Seamless under the agreement.

Due to other third parties also includes a $50,000 negotiated fee settlement due to a third party for professional services.

These  obligations  were  not  assumed  by  the  Purchaser.

LINE  OF  CREDIT  WITH  BANK

The Company has a $250,000 unsecured line of credit with a bank. The line bears interest at prime plus 1% (5.25% and 5.0% at December 31, 2004 and 2003, respectively). The Company's obligation under the line was not assumed by the Purchaser.

2004  FORGIVENESS  OF  DEBT  INCOME

Debt forgiveness income reported in the accompanying 2004 statement of operations is comprised of the following items which have been reversed or written off pursuant to settlement agreements with CNG and certain former owners of acquired businesses as described above:

  CNG settlement
    Reverse principal balance due Seaway            $     2,820,000
    Reverse principal due CNG on advances                   945,471
    Reverse accrued interest                                182,979
    Write off amounts due from CNG                         (321,487)
    Write off deposits toward proposed acquisition         (787,500)
                                                    ----------------
                                                          2,839,463

  30% due Seamless                                         (851,839)
                                                    ----------------

                                                          1,987,624

  Reverse accrued interest on settlements with
    former owners of acquired businesses                    251,034
                                                    ----------------
                                                    $     2,238,658
                                                    ================

                          AROUND THE WORLD TRAVEL, INC.
                          -----------------------------
                          Notes to Financial Statements
                     Years ended December 31, 2004 and 2003

NOTE  7.     INCOME  TAXES

Due to its history of net losses, the Company cannot conclude that it will more likely than not be able to realize the tax benefit of accumulated net operating loss carryforwards. Consequently, the deferred tax benefit for 2004 and 2003 has been off set by an increase in the valuation allowance for deferred tax assets.

The tax effect of temporary differences that give rise to deferred tax assets and deferred tax liabilities at December 31, 2004 and 2003 are presented below:


DEFERRED TAX ASSETS                     2004          2003
                                    ------------  ------------
Current:
  Allowance for doubtful accounts   $         -   $    44,952

Noncurrent:
  Net operating loss carryforwards    3,685,488     6,850,666
                                    ------------  ------------

Total deferred tax assets             3,685,488     6,895,518
                                    ------------  ------------

Valuation allowance                  (3,685,488)   (6,895,618)
                                    ------------  ------------

  Deferred tax assets, net          $         -   $         -
                                    ============  ============

As of December 31, 2004, the Company had net operating losses totaling approximately $9.6 million to offset future taxable income. Approximately $793,000, $3,782,000, and $4,992,000 of NOL's expire in 2021, 2022 and 2023, respectively.

NOTE  8.     STOCK  OPTIONS  AND  COMMON  STOCK-BASED  COMPENSATION

The Company has a stock-based compensation plan, as more fully described in Note
2.  The  Company  applied  APB  Opinion  No. 25, "Accounting for Stock Issued to
Employees," and related interpretations in accounting for the plan. Consequently, for fixed grants of stock options where the exercise price equals or exceeds the fair value on the date of grant, no compensation cost is recognized in the accompanying financial statements.

No stock options were granted during 2004 and 2003. All stock options outstanding were exercisable. The following table summarizes 2004 and 2003 activity related to outstanding stock options.

                          AROUND THE WORLD TRAVEL, INC.
                          -----------------------------
                          Notes to Financial Statements
                     Years ended December 31, 2004 and 2003


NOTE  8.     STOCK  OPTIONS  AND  COMMON  STOCK-BASED  COMPENSATION  (CONTINUED)


                                    2004                   2003
                             -------------------   --------------------
                                         Weighted              Weighted
                                         Average               Average
                              Number of  Exercise  Number of   Exercise
                               Options    Price     Options     Price
                             -----------  ------   ---------   --------
Outstanding, January 1        5,839,226   $ 0.95  6,004,226   $ 0.93
Options granted                       -        -          -        -
Options cancelled/forfeited  (1,321,226)    0.84   (165,000)    0.30
Options exercised                     -        -          -        -
                             -----------  ------   ---------   --------
Outstanding, December 31      4,518,000   $ 0.98  5,839,226   $ 0.95
                             ===========           =========


The number of options outstanding, weighted average remaining contractual life and weighted average exercise price summarized by range of exercise prices is presented in the table below.

                                             Weighted Average
                                                 Remaining          Weighted
                               Number        Contractual Life       Average
Range of Prices              Outstanding          (years)       Exercise Price
------------------------  -----------------  -----------------  ---------------
75% - full IPO price                125,000         4.93        $            -
$    0.25 - $1.00                 1,963,000         4.94                  0.70
$    1.25                         2,430,000         3.71                  1.25
                          -----------------
Outstanding, December 31          4,518,000         4.28        $         0.98
                          =================

All options with vesting provisions were fully vested in 2003 and 2004. Accordingly, there was no pro forma compensation expense to report for 2004 or 2003. On December 30, 2004, the Company's chairman and chief executive officer elected to receive a bonus payment of $1,247,620 due under his employment contract in cash rather than stock options. In connection with the election, the chairman and chief executive forfeited 1,289,728 stock options previously granted to him. Because the bonus was payable in cash at the officer's election, a liability for this amount was recorded at the time the bonus was earned. The liability is included in Due to Parent and Officers in the accompanying balance sheets.

NOTE  9.     RELATED  PARTY  TRANSACTIONS

Due to Parent and Officers and Due to ALH as of December 31, 2004 and 2003 were as follows:

                                             2004        2003
                                          ----------  ----------
Due to Parent and Officer
  IRS advance                             $  526,210  $  526,210
  Revolving working capital advances         806,501   1,068,328
  Bonus due chairman and chief executive   1,247,620   1,247,620
  Other due to officer                        20,000      20,000
                                          ----------  ----------
                                          $2,600,331  $2,862,158
                                          ==========  ==========

                          AROUND THE WORLD TRAVEL, INC.
                          -----------------------------
                          Notes to Financial Statements
                     Years ended December 31, 2004 and 2003


NOTE  9.     RELATED  PARTY  TRANSACTIONS  (CONTINUED)

                                          2004      2003
                                       ----------  -----
Due to ALH - Due to GDS debt acquired
 by ALH
  Initial and requisition notes        $12,951,118  $   -
  Bridge loan                            5,810,144      -
                                       -----------  -----
                                       $18,761,262  $   -
                                       ===========  =====

DUE  TO  PARENT  AND  OFFICERS

The Company periodically receives advances on a revolving basis from Holdings. During 2003, the Company received advances from Holdings totaling $2,502,286, of which $811,000 was advanced to make required payments to the Internal Revenue Service (IRS) (see Note 10). In 2003, the Company made cash repayments to the Parent totaling $848,861. In addition, the balance of advances due was reduced by offset of $219,543 due from Parent from proceeds of CNG financing (See Note
6) which were funded into Holdings. In 2004, repayments to the Parent were $172,837. Interest is accrued at 8% on amounts due Holdings for working capital advances and 5% for IRS advances.

The Company also has a liability of $20,000 for advances due to an officer of the Company as of December 31, 2004 and 2003. As part of the sale transaction, the Purchaser assumed $27,244 of principal and interest due to this officer as of December 31, 2004. The Purchaser did not assume the amounts due to Parent. The Purchaser also did not assume the bonus liability due to the Company's chairman and chief executive officer discussed further below under "Employment Agreements".

Accrued interest payable in the accompanying 2003 balance sheet includes approximately $85,000 of accrued interest due to Parent and officers. Interest expense in the accompanying statement of operations includes approximately $110,000 and $66,000 of Parent and officer interest expense for 2004 and 2003, respectively.

DUE  TO  AMERICAN  LEISURE  HOLDINGS,  INC.  (ALH)

During 2004, ALH advanced funds to or on behalf of the Company totaling $4,515,067. The Company repaid $100,000 of such advances. The advances were made pursuant to two promissory notes dated September 29, 2004 which allowed for aggregate advances totaling $4,500,000. The notes bear interest at 8% per annum and are due on the earlier of (a) the funding of a like amount by a specified financial institution in conjunction with the credit facility granted to ALH to acquire the assets of the Company or (b) one year from the date of the note.

                          AROUND THE WORLD TRAVEL, INC.
                          -----------------------------
                          Notes to Financial Statements
                     Years ended December 31, 2004 and 2003


NOTE  9.     RELATED  PARTY  TRANSACTIONS  (CONTINUED)

DUE  TO  AMERICAN  LEISURE  HOLDINGS,  INC.  (ALH)  (CONTINUED)

In addition to the amounts advanced under the notes, the Company also has a non-interest bearing balance due to ALH for transactions between the companies. In connection with obtaining financing to make advances to the Company, ALH agreed to issue warrants to purchase its common stock to the investor and to modify the exercise terms of certain warrants previously issued to investor. ALH determined that the fair value of the warrants (and modifications) was $2,023,650. This cost plus $386,833 of legal and other debt costs associated with the financing were allocated to the Company by ALH. The Company has capitalized these costs and is amortizing them to interest expense over the 12 month term of the notes. $614,196 of ALH deferred financing costs were amortized to interest expense in the accompanying 2004 statement of operations. $1,796,306 of such costs reflected as ALH deferred financing costs on the accompanying December 31, 2004 balance sheet were written off in connection with the sale to the Purchaser (See Note 1).

The amounts due to ALH under other non-interest bearing advances consist of the following:

  Deferred financing costs:
    Fair value of warrants                   $      2,023,650
    Legal and other debt costs                        386,832
                                             -----------------

                                                    2,410,482
  Expenses incurred by ATW on behalf of ALH          (333,136)
  Expenses incurred by ALH on behalf of ATW           153,089
                                             -----------------

                                             $      2,230,435
                                             =================

All amounts due ALH as of December 31, 2004 totaling $6,798,269 (including accrued interest of $152,767) were forgiven by ALH as part of the sale transaction.

As described in Note 6, in March 2004, ALH acquired the Galileo indebtedness from GCD Corporation. Because the debt has not been forgiven by ALH or otherwise legally discharged, the outstanding principal balance is reflected in Notes and advances from ALH in the accompanying December 31, 2004 balance sheet. In addition, accrued interest in the accompanying 2004 balance sheet includes approximately $6,601,000 of accrued interest on the debt which is also due to ALH.

Interest expense in the accompanying 2004 statement of operations includes approximately $2,178,000 of interest expense for ALH.

                          AROUND THE WORLD TRAVEL, INC.
                          -----------------------------
                          Notes to Financial Statements
                     Years ended December 31, 2004 and 2003


NOTE  9.     RELATED  PARTY  TRANSACTIONS  (CONTINUED)

EMPLOYMENT  AGREEMENTS

The Company's Chairman and Chief Executive Officer, is employed under an employment contract with the Company. The contract commenced on December 23, 1999 for a three year term and provides that the employment period shall be renewed annually for additional one year periods on an "evergreen" basis. The agreement provides for future minimum annual compensation to this officer at a rate of $200,000 per year. The executive is also eligible to receive annual incentive-based bonuses at Board discretion and is entitled to participate in the benefits offered to Company employees. Upon entering the employment agreement, the executive was also granted stock options under the Company's 1999 plan to purchase 200,000 shares of common stock at $0.25 per share and 1,250,000 shares of common stock at $0.83 per share. If terminated for any reason other than for cause, the executive is entitled to receive his salary for the remainder of the employment period, payment of any incentive compensation that otherwise would have been payable to the employee though the date of his employment termination, and benefits and perquisites for the remainder of his employment agreement.

Under his employment agreement, the Company's Chairman and Chief Executive Officer was also entitled to a "mandatory bonus" in the form of stock options based on his performance in building the Company through acquisitions. The bonus was based on the total consideration paid to acquire companies where the Company was the surviving entity. Based on acquisitions completed by the Company during 1999 and 2000, the officer was due a bonus of $1,247,620. The bonus was initially paid by issuing the officer 1,289,728 options to acquire Company stock with exercise prices ranging from $0.83 to $1.25. The employment agreement permitted the officer to elect to have such bonus paid in cash upon forfeiting the stock options. On December 30, 2004, the officer exercised his election to have the bonus paid in cash. Because this election was available at the officer's discretion, a liability for the amount of the bonus was established at the time the bonus was earned. The liability is included in Due to Parent and Officers in the accompanying consolidated balance sheets. This liability has not been assumed by the Purchaser.

During 2004, the Company and ALH initiated negotiations for the continued employment of two executives who are considered critical to the success of a business previously acquired from the executives. Although the agreement has not been finalized, the Company and ALH have agreed to enter into identical employment contracts with the executives. Such contracts would provide for aggregate annual compensation of $350,000, $400,000 and $450,000 for each of the first three years of employment and increasing 5% annually thereafter. In addition, the executives would be entitled to an annual bonus based on the financial results of the business. Although the agreements have not been finalized, the Company, ALH and the executives have agreed that a bonus of $230,239 is due to the executives for 2004. This amount is included in other accrued expenses in the accompanying 2004 balance sheet.

                          AROUND THE WORLD TRAVEL, INC.
                          -----------------------------
                          Notes to Financial Statements
                     Years ended December 31, 2004 and 2003


NOTE  9.     RELATED  PARTY  TRANSACTIONS  (CONTINUED)

LEASE  COMMITMENTS

The Company leases four of its office locations from entities owned by various stockholders of the Company and other office locations from unrelated parties. Some of the operating leases contain scheduled rent increases, and the effect of those rent increases is being recognized on a straight-line basis over the lease terms.

Future minimum payments under lease agreements as of December 31, 2004 are presented in the table below. Lease commitments to unrelated parties and related parties are presented separately and on a combined basis to present the Company's aggregate future cash commitments.

                                        Related
                          Non-Related    Party
Year Ending December 31,    Parties      Leases      Total
-------------------------  ----------  ----------  ----------
2005                       $  499,000  $1,531,000  $2,030,000
2006                          316,000   1,453,000   1,769,000
2007                          198,000     702,000     900,000
2008                          156,000     730,000     886,000
2009                           78,000     628,000     706,000
Thereafter                     86,000           -      86,000
                           ----------  ----------  ----------
                            1,333,000  $5,044,000  $6,377,000
                           ==========  ==========  ==========

Lease expense was $ 1,893,000 and $ 2,174,000 for the years ended December 31, 2004 and 2003, respectively, of which approximately $1,281,000 and $1,117,000, respectively, is attributable to the related parties.

The company analyzes the rentals which will be due over the life of each operating lease. The effects of scheduled and specified rent increases are recognized on a straight line basis over the life of the lease. Deferred revenue and rent in the accompanying balance sheets includes deferred rent of $469,382 and $495,498 at December 31, 2004 and 2003, respectively.

As discussed in Note 1, the Purchaser did not assume the Company's lease obligations.

DEFERRED  COMPENSATION  DUE  TO  CERTAIN  EMPLOYEES

In October 2001, the Company implemented cost cutting measures which required executives and certain senior managers to accept a deferment of 20% of their salaries. In May 2002, an additional deferment of 10% was implemented with the same executives and managers. Accrued deferred compensation due these employees was approximately $391,665 and $448,724 as of December 31, 2004 and 2003, respectively. The Purchaser has assumed this obligation.

                          AROUND THE WORLD TRAVEL, INC.
                          -----------------------------
                          Notes to Financial Statements
                     Years ended December 31, 2004 and 2003


NOTE  10.     COMMITMENTS  AND  CONTINGENCIES

GLOBAL  DISTRIBUTION  SYSTEMS  (GDS)  AGREEMENTS

The Company has agreements with three Global Distribution Systems of which two account for the substantial majority of the Company's travel bookings. The Company is obligated under reservation system equipment lease agreements with each of the GDS's which expire at various dates through July 2008. The Company's future minimum lease commitments under these leases are approximately $447,000, $447,000, $406,000 and $117,000 in 2005, 2006, 2007, and 2008, respectively.

The Company earns a specified fee per travel segment booked on each GDS (Segment fee income). Segment fee income included in travel commissions and fees, net in the accompanying statements of operations was $1,466,321 and $1,389,655 in 2004 and 2003, respectively.

The Company records GDS expense for monthly fees paid to the GDS's for equipment leases and contract management fees. In addition, the Company's agreements with its largest GDS's require the Company to pay a "shortfall fee" per segment for the number of segments booked below minimum contractual targets. The Company recorded GDS expense and shortfall fees of approximately $1,010,637 and $1,051,568 in 2004 and 2003, respectively, which is included in technology and communication expense in the accompanying statements of operations.

In 2000 and 2001 the Company had received approximately $1.35 million of promotional advances under the terms of agreements with two GDS's. These advances were recorded as deferred revenue and are being amortized to revenue on a straight line basis over the terms of the agreements. In July 2003, the Company amended its agreement with one of these GDS's, which agreed to extend the term of the remaining unamortized advance of approximately $1,017,000 for an additional five years. If the Company terminates the agreement prior to the end of its term, the Company will be obligated to repay a pro-rata portion of the advance. The remaining unamortized balance of promotional advances as of December 31, 2004 of $712,000 is included in deferred revenue and rent in the accompanying balance sheet.

In connection with the July 2003 amendment, the GDS also agreed to defer collection of the net amount due to the GDS on the date of the modification totaling approximately $909,000. The GDS agreed to forgive these fees at the end of the amended term provided the Company meets all its obligations under the agreement.

The net amount due to the GDS's for segment fee income, accrued shortfall fees and deferred prior shortfalls under the July 2003 amendment was $885,407 and $1,144,351. As a practical matter, except for the $1.35 million of up front promotional advances described above, the Company has historically not collected cash from the GDS's for segment fee income or paid cash to them for GDS expense and shortfalls. These amounts have historically been netted in the due to/from account and deferred or renegotiated in connection with modifications of agreements. The Purchaser did not assume the net liability to the GDS's as part of the sale.

                          AROUND THE WORLD TRAVEL, INC.
                          -----------------------------
                          Notes to Financial Statements
                     Years ended December 31, 2004 and 2003


NOTE  10.     COMMITMENTS  AND  CONTINGENCIES  (CONTINUED)

UNPAID  PAYROLL  TAXES  DUE  TO  INTERNAL  REVENUE  SERVICE

In 2001 and 2002 the Company experienced financial difficulties and was unable to pay its federal payroll tax obligations timely for the third and fourth quarters of 2001 and the first quarter of 2002. The Company paid the third quarter 2001 liability plus interest and penalties in 2002. The Company has made installment payments against the fourth quarter 2001 and first quarter 2002 balances throughout 2002, 2003, and 2004. As of December 31, 2003 other accrued expenses includes $2,367,682 of accrued payroll tax liabilities, of which approximately $1,895,000 represents taxes, penalties and interest related to 2001 and 2002. As of December 31, 2004, other accrued expenses include $1,989,498 of accrued payroll taxes, of which approximately $1,660,000 represents  taxes,  penalties  and  interest  related  to  2001  and  2002.

The Company has continued to experience difficulty in making payroll tax payments to the IRS in the fourth quarter of 2004 and first quarter of 2005. As of March 31, 2005, the total amount of payroll taxes due the IRS was approximately $2,600,000 of which approximately $600,000 was added in the first quarter of 2005.

In connection with the sale, the Purchaser assumed the Company's IRS liability as of December 31, 2004.

LEGAL  MATTERS

During 2004, the Company became involved in a series of legal actions arising from the transactions in which the Galileo indebtedness (See Note 6) was purchased and sold between third parties.

In early May, 2004, the Company filed a suit against Seamless Technologies, Inc. and e-Traveleaders, Inc. alleging breach of contract seeking relief including monetary damages and termination of the contracts. At the time of the filing, ALH was pursuing an acquisition of the Company and was granted leave to intervene as a plaintiff in the original lawsuit filed against Seamless. On June 28, 2004, the above named defendants brought suit against the Company, the Parent, the Company's Chairman and ALH alleging that the Company breached the contracts and also that ALH and its chief executive officer were complicit with certain officers and directors of the Company in securing ownership of certain assets for the Company that are alleged to have been a business opportunity for the Company. The lawsuit filed by Seamless has been abated and consolidated with the original lawsuit filed by the Company.

                          AROUND THE WORLD TRAVEL, INC.
                          -----------------------------
                          Notes to Financial Statements
                     Years ended December 31, 2004 and 2003


NOTE  10.     COMMITMENTS  AND  CONTINGENCIES  (CONTINUED)

LEGAL  MATTERS  (CONTINUED)

In a related matter, the attorneys for Seamless brought another action which mirrors the misappropriation of business opportunity claim, but is framed within a shareholder derivative action. The suit alleges that the named director defendants usurped an opportunity that was available to the Company and profited thereby. The alleged corporate opportunity involved the transaction wherein the senior secured debt owed by the Company was sold at a deep discount to an entity unrelated to the Company and the named director defendants. The suit alleges that the named director defendants conspired with the purchaser of the debt so as to maintain the debt against the Company while deriving a personal benefit from obtaining the debt at a discount.

No specific monetary damages have been claimed to date in the litigation. Discovery has not commenced in the case. Management is currently unable to estimate a range of loss, if any, from this matter.

The Company, the Parent and certain officers and former owners of acquired businesses were involved in litigation initiated in 2001 by an individual on behalf of himself and derivatively on behalf of International Travel Group, Inc.
(ITG). The parties reached a settlement in February 2005. Pursuant to the settlement, the Company agreed to pay the claimant $100,000. This amount is included in accrued expenses in the accompanying balance sheet as of December 31, 2004. Separately, the Company's Chairman and Chief Executive Officer has agreed to indemnify the Company for $75,000 of the settlement amount and ALH has agreed to indemnify the Company for $25,000.


LIABILITY  TO  AIRLINES  FOR  CONTRACT  BOOKING  ERRORS

In December 2004, the Company became aware of airline tickets that were issued at incorrect fares primarily during 2004 which were less than the amounts which should have been charged to the travelers. The Company brought these errors to the attention of the affected airlines. Management and the airlines have agreed that the probable amount due to the airlines as a result of these errors is approximately $500,000. The Company has recorded a $500,000 expense and accrued liability for the loss. The accrued liability is included in other accrued expenses and the expense is included in other general and administrative expenses in the accompanying financial statements. Management intends to pursue recovery for these errors to the extent that booking errors were made by independent agents. However, the amount of the potential recovery has not been determined at this time and it is not certain that the Company will be able to recover. Recoveries from independent agents, if any, will be recognized as they are realized. The Purchaser has not assumed this liability.

                          AROUND THE WORLD TRAVEL, INC.
                          -----------------------------
                          Notes to Financial Statements
                     Years ended December 31, 2004 and 2003


NOTE 11. SUBSEQUENT EVENT - LAWSUIT FILED BY FORMER SHAREHOLDERS OF AROUND THE WORLD TRAVEL, INC.

On May 4, 2005, certain former shareholders of Around the World Travel, Inc. who are also creditors under certain debt agreements described in Note 6 and whose obligations were not assumed by the Purchaser filed an action against the Company, Holdings and ALH. The complaint sets forth the terms of the obligations due these shareholders and the Company's default on the payment of such obligations. The complaint makes reference to certain settlement negotiations between the plaintiffs and defendants which were never formalized or finalized, but which plaintiffs allege should be enforced. In addition, the complaint alleges that the subordination of amounts due the shareholders to the Galileo indebtedness is invalid for various reasons, including the manner in which the indebtedness was acquired by ALH at a considerable discount from face value while not relieving the Company of the entire amount due. The plaintiffs seek one of several alternative forms of relief, including enforcement of the alleged settlement agreement or, if the court determines that a settlement agreement did not exist, specified monetary relief consisting primarily of the amounts claimed to be due under the debt agreements plus attorney's fees.

Management is in the process of reviewing the allegations to respond to the complaint. However, the amounts due these former owners are reflected as a liability in the accompanying financial statements. Consequently, management believes the ultimate resolution of this matter will not adversely impact the Company's financial position or results of operations.

     (b)  Pro  Forma  Financial  Information
          ----------------------------------

     The following summarizes the estimated Statement of Operations as if the acquisition of a significant portion of the assets of AWT had occurred as of January 1, 2004.

Proforma Combined Condensed Statement of Operations
For the Period of January 1, 2004 through December 31, 2004

Revenues                                   $26,629,000
Depreciation & Amortization Expense        $ 1,411,000
General & Administrative Expenses          $31,788,000
                                           -----------
Net Loss from Operations                   $ 6,570,000

     (c)  Exhibits:
          --------

      3.1(1) Certificate of Designation of Series F preferred stock 10.1(1) Asset Purchase Agreement
     10.2(2) Management Agreement with Around The World Travel, Inc. dated
             January 1, 2005
     10.3(2) License Agreement with Around The World Travel, Inc. dated
             January 1, 2005
     10.4(3) First  Amendment  to  Asset  Purchase  Agreement dated
             March  31,  2005
     10.5* Re-Stated Promissory Note for $6,356,740 issued in favor of Around The World Travel, Inc. dated June 30, 2005.

*   Filed herein.
(1) Filed as Exhibits 3.1 and 10.1, respectively, to the Form 8-K filed with the Commission on January 6, 2005 and incorporated herein by reference.
(2) Filed as Exhibits 10.45 and 10.46, respectively, to the Form SB-2 filed with the Commission on June 30, 2005 and incorporated herein by reference.
(3) Files as Exhibit 10.44 to the Form 10-QSB filed with the Commission on May 23, 2005 and incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     American  Leisure  Holdings,  Inc.

     By:  /s/  Malcolm  J.  Wright
          ------------------------
          Malcolm  J.  Wright
          Chief  Executive  Officer

Dated:  August 19,  2005